                                   EXHIBIT 10



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                                   AGREEMENT



                                    BETWEEN



                            ATRIX LABORATORIES, INC.


                                      AND


                             BLOCK DRUG CORPORATION





                             --------------------
                               DECEMBER 16, 1996
                             --------------------





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                               TABLE OF CONTENTS



                                                                                                                     Page
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
                                                        ARTICLE I

                                                       DEFINITIONS

                                                        ARTICLE II

                                                   LICENSE AND PURCHASE

Section 2.01.  License Grant  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
Section 2.02.  International Option . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
Section 2.03.  Purchase . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
Section 2.04.  Occurrence of First Commercial Sale by Block . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

                                                       ARTICLE III

                                                  PAYMENTS AND ROYALTIES

Section 3.01.  Initial Purchase Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
Section 3.02.  Milestone Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
Section 3.03.  Goodwill Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
Section 3.04.  Royalty Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
Section 3.05.  Inflation Adjustment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
Section 3.06.  Payment of International Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
Section 3.07.  Reimbursement for Patent Maintenance Expense . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

                                                        ARTICLE IV

                                              ROYALTY REPORTS AND ACCOUNTING

Section 4.01.  Reports, Exchange Rates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
Section 4.02.  Audits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
Section 4.03.  Confidential Financial Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
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
                                                        ARTICLE V

                                                         PAYMENTS

Section 5.01.  Payment Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
Section 5.02.  Payment Method . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
Section 5.03.  Late Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

                                                        ARTICLE VI

                                                ATRIX CO-MARKETING RIGHTS

Section 6.01.  Co-Marketing Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
Section 6.02.  Reduction in Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
Section 6.03.  Trademark and Trade Dress  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

                                                       ARTICLE VII

                                                   TERM AND TERMINATION

Section 7.01.  Term . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
Section 7.02.  Termination By Block . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
Section 7.03.  Termination After First Commercial Sale  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
Section 7.04.  Termination By Atrix . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
Section 7.05.  Exhaustion of Inventory  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
Section 7.06.  Termination Upon Certain Events  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
Section 7.07.  Effect of Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
Section 7.08.  Rights and Obligations Upon Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

                                                       ARTICLE VIII

                                           STEERING COMMITTEE AND DEVELOPMENTS

Section 8.01.  Establishment of Steering Committee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
Section 8.02.  Committee Members  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
Section 8.03.  Approval of Developments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
Section 8.04.  Payment of Development Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
Section 8.05.  New Products.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
Section 8.06.  Location of Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
Section 8.07.  Frequency of Meeting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
Section 8.08.  Responsibility for Regulatory Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
Section 8.09.  Resolution of Scientific Disputes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
Section 8.10.  Written Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
Section 8.11.  Material Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
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
Section 8.12.  No Solicitation of Employees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
Section 8.13.  Use of Clinical Research . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
Section 8.14.  Rights to Developments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

                                                        ARTICLE IX

                                       MANUFACTURE, SUPPLY AND PURCHASE OF PRODUCT

Section 9.01.  Product Requirements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
Section 9.02.  Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
Section 9.03.  Shipping Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
Section 9.04.  Payment Due  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
Section 9.05.  Forecasts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
Section 9.06.  Shipment Subject to Approval . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
Section 9.07.  Title  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
Section 9.08.  Product Recall or Withdrawal . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
Section 9.09.  Training Samples . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
Section 9.10.  Purchase Orders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

                                                        ARTICLE X

                                       ALTERNATE MANUFACTURE AND SUPPLY OF PRODUCT

Section 10.01.  Inspection and Observation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
Section 10.02.  Unable or Unwilling to Fill Orders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
Section 10.03.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

                                                        ARTICLE XI

                                         REPRESENTATIONS AND WARRANTIES OF ATRIX

Section 11.01.  Corporate Existence . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
Section 11.02.  Authorization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
Section 11.03.  Product to Meet Specifications  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
Section 11.04.  Product Not Misbranded or Adulterated . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
Section 11.05.  Full Compliance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
Section 11.06.  Good, Usable, Saleable and Merchantable . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
Section 11.07.  No Process Alterations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
Section 11.08.  Patents, Know-How and Proprietary Information . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
Section 11.09.  Pending Litigation and Other Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
Section 11.10.  Settled Litigation and Other Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
Section 11.11.  Patent and Product Related Files  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
Section 11.12.  No Finder Fee Due . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
Section 11.13.  No Encumbrances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
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
Section 11.14.  Accuracy of Representations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

                                                       ARTICLE XII

                                         REPRESENTATIONS AND WARRANTIES OF BLOCK

Section 12.01.  Corporate Standing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
Section 12.02.  Authorization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
Section 12.03.  Finders' Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
Section 12.04.  Litigation and Complaints . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
Section 12.05.  Compliance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
Section 12.06.  Contractual Ability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
Section 12.07.  Accuracy of Representations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

                                                       ARTICLE XIII

                                                    COVENANTS OF ATRIX

Section 13.01.  Manufacturing Capability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
Section 13.02.  Disclosure of Specifications and Test Methods . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
Section 13.03.  Sampling and Testing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
Section 13.04.  Use of Block Trademarks . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
Section 13.05.                  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
Section 13.06.  Access to Books and Records . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
Section 13.07.  Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

                                                       ARTICLE XIV

                                                    COVENANTS OF BLOCK

Section 14.01.  Domestic A&S Spending Levels  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
Section 14.02.  International A&S Spending Levels . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
Section 14.03.  Variances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
Section 14.04.  Cash Alternatives . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
Section 14.05.  Minimum Size of Detail Force  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
Section 14.06.  Domestic Detail Calls . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
Section 14.07.  Access to Books and Records . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
Section 14.08.  Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
Section 14.09.                    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
Section 14.10.  Marketing Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
Section 14.11.  Best Efforts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
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
                                                        ARTICLE XV

                                                     INDEMNIFICATION
Section 15.01.  Block Indemnified by Atrix  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
Section 15.02.  Atrix Indemnified by Block  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
Section 15.03.  Threshold for Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
Section 15.04.  Prompt Notice Required  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
Section 15.05.  Indemnitor May Settle . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

                                                       ARTICLE XVI

                                                  PATENTS AND TRADEMARKS

Section 16.01.  Maintenance of Patents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
Section 16.02.  Filing of Additional Patent Applications  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
Section 16.03.  Cooperation.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
Section 16.04.  Atrix to Prosecute Infringement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
Section 16.05.  Infringement Claimed by Third Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
Section 16.06.  Trademarks  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
Section 16.07.  Marketing and Instructional Materials . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
Section 16.08.  Publication . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37

                                                       ARTICLE XVII

                                                    DISPUTE RESOLUTION

Section 17.01.  Disputes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
Section 17.02.  Demand for a Meeting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
Section 17.03.  Dispute Resolution Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
Section 17.04.  Notice Required . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
Section 17.05.  Umpire Selection  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
Section 17.06.  Neutral with Special Expertise  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
Section 17.07.  Notice of Dispute Hearing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
Section 17.08.  Venue . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
Section 17.09.  Fees and Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

                                                      ARTICLE XVIII

                                                     CONFIDENTIALITY

Section 18.01.  Confidential Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
Section 18.02.  Broadest Construction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
Section 18.03.  No Disclosures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
Section 18.04.  Public Domain Exclusion . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
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
Section 18.05.  Survival  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40

                                                       ARTICLE XIX

                                                         NOTICES

Section 19.01.  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
Section 19.02.  Section Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
Section 19.03.  Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
Section 19.04.  Entire Agreement/Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
Section 19.05.  Amendment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
Section 19.06.  Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
Section 19.07.  No Waiver of Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
Section 19.08.  Force Majeure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
Section 19.09.  Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
Section 19.10.  Assignment and Sub-License  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
Section 19.11.  Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
Section 19.12.  Binding Effect  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
Section 19.13.  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
Section 19.14.  Survival of Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
Section 19.15.  No Strict Construction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
Section 19.16.  US Dollars  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
Section 19.17.  Public Announcements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
Section 19.18.  Independent Contractors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43


Schedule 1                Patents
Schedule 6.01(b)          Unit Targets for European Countries
Schedule 11.08            Patents, Know-How and Proprietary Information

Exhibit 3.01              Escrow Agreement
Exhibit 10.03

                                   AGREEMENT


         This AGREEMENT is made as of December 16, 1996 by and between Atrix Laboratories, Inc., a Delaware corporation ("Atrix"), with its principal place of business located at 2579 Midpoint Drive, Fort Collins, Colorado 80525-4417 and Block Drug Corporation, a New Jersey corporation ("Block"), with its principal place of business located at 105 Academy Street, Jersey City, New Jersey, 07302-9988. Atrix and Block are sometimes referred to collectively herein as the "Parties" and individually as a "Party."

         WHEREAS, Atrix owns certain Proprietary Information, intellectual property, Patents and Know-How, and possesses manufacturing capabilities for Atridox(TM), Atrisorb(R) and Atrisorb(R) with Doxycycline, and subject to the terms of this Agreement, Atrix desires to grant to Block an exclusive license to market and sell Atridox(TM) and Atrisorb(R) with Doxycycline and any and all Improvements thereon for use in the field of dentistry including all its specialties in the Territory; and

         WHEREAS, Block desires to obtain from Atrix an exclusive license to advertise, promote, market, distribute, detail and sell the Licensed Products; and

         WHEREAS, Atrix is willing to grant such rights and licenses to Block under the terms and conditions hereinafter set forth; and

         WHEREAS, Block desires to purchase from Atrix certain rights with respect to Atrisorb(R); and

         WHEREAS, Atrix is willing to sell such rights to Block under the terms and conditions hereof.

         NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements hereinafter set forth, the Parties mutually agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

         The following terms as used in the Agreement shall, unless the context clearly indicates to the contrary, have the meaning set forth below:

         "Act" means the United States Food, Drug and Cosmetic Act, as amended, and all regulations thereunder.

         "ADR Proceeding" shall have the meaning set forth in Section 17.08.

         "Agreement" means this Agreement and any written amendments, addendums or modifications hereto.

         "Affiliate" means any entity which directly or indirectly controls, is controlled by or is under common control with either Block or Atrix. The term "control" means the power to direct or control the affairs of such entity by reason of ownership of at least fifty percent (50%) of such entity by voting stock, equity interest, contract or otherwise.

         *

         *

         "Atridox(TM)" means the Atrigel(R) drug delivery system containing doxycycline for the subgingival therapy of periodontal disease.

         "Atridox(TM) NDA" shall have the meaning set forth in Section 3.02.

         "Atrigel(R)" means Atrix's proprietary drug delivery system consisting of flowable compositions (e.g., solutions, gels, pastes and putties) of biodegradable polymers and biocompatible solvents.

         "Atrisor(R)" means the biodegradable guided tissue regeneration ("GTR") barrier for periodontal surgery, based on the Atrigel(R) drug delivery system.

         "Atrisor(R) with Doxycycline" means the Atrisorb(R) barrier containing doxycycline for localized control of infections at the site of GTR surgery.

         *

         *

         "Clinical Research Support" means any study intended to expand the appropriate use of the previously approved and cleared Products, other than those studies (*) to be conducted in order to obtain governmental approval of the Products regardless of whether new label claims are obtained.

         "Competitive Product" shall have the meaning set forth in Section
14.09.

         "Confidential Information" means that information as more fully defined in Article XVIII.





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
         "Dental Detail Force" means Block's Oral Health Care Division field force of full-time dental consultants, divisional and regional managers who make sales and product recommendation calls on Dental Professionals.

         "Dental Professionals" means Dentists, dental practitioners, dental school staffs and dental hygienists.

         "Dentist" means any professional having a D.D.S. or D.M.D. degree, including, but not limited to, general practitioners, dental specialists, endodontists, oral surgeons and periodontists.

         "Detail Call" means a sales and product recommendation call by the Dental Detail Force on Dental Professionals.

         "Development" or "Developments" shall have the meaning set forth in
Section 8.01.

         "Development Expenses" shall have the meaning set forth in Section
8.04.

         "Discloser" shall have the meaning set forth in Section 18.01.

         "Documented Technology" shall have the meaning set forth in Section 10.03.

         "Domestic" means the United States.

         *

         "Effective Date" shall have the meaning set forth in Section 7.01.

         "Escrow Agent" shall have the meaning set forth in Section 10.03.

         "Escrow Agreement" shall have the meaning set forth in Section 10.03.

         *

         "FDA" means the United States Food and Drug Administration.

         "First Commercial Sale" shall mean with respect to the Product the date of the first invoice to a Dental Professional or an unrelated third party reflecting a shipment of the Product from Block to any customer.

         "Force Majeure" shall have the meaning set forth in Section 19.08.





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
         "GAAP" means generally accepted accounting principles, consistently applied.

         "GBR" shall have the meaning set forth in Section 14.09.

         "cGCPs" means current good clinical practices as specified by the FDA.

         "cGLPs" means current good laboratory practices as specified by the FDA.

         "cGMPs" means current good manufacturing practices as specified by the FDA.

         "GNP" means gross national product.

         "Governmental Approval" means all permits, licenses and authorizations required by the FDA or any other Governmental Authority as a prerequisite to the manufacturing, packaging, marketing and selling of the Products or the Units.

         "Governmental Authority" means any foreign, federal, state, local or other government, administrative or regulatory agency, authority, body, commission, court, tribunal or similar entity.

         "Group I" means *, *, *, * and *.

         "Group II" means *, *, * and *.

         "Group III" means *, *, *, *, *, *, *, * and *.

         "Improvement" or "Improvements" shall mean any change in the design, composition, packaging, method of manufacturing, method of delivery or instructions for use of the Products, which change does not involve a new regulatory submission to the FDA supported by pivotal human safety and efficacy studies.

         "IND" means an investigational new drug application as more fully defined in 21 CFR Section 312.

         "Indemnitee" shall have the meaning set forth in Section 15.04.

         "Indemnitor" shall have the meaning set forth in Section 15.04.

         "Index" shall have the meaning set forth in Section 3.05.

         "International" or "Internationally" means the Group I, II and III countries.





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                                       4

         *

         "Know-How" means all factual knowledge and Proprietary Information pertaining to the Products and used or useful in the development of the Products of a nature normally held in the industry as trade secrets or otherwise as confidential information, including, without limitation, all pharmacological, preclinical, clinical, chemical, biochemical, toxicological, pharmacokinetics, manufacturing, business, financial, formulation and scientific research data or information, whether or not capable of precise separate description.

         "Law" means any federal, state, local or foreign law, statute, rule, regulation, ordinance, standard, requirement, administrative ruling, order or process (including, without limitation, any zoning or land use law or ordinance, any building code and any environmental, securities, blue sky, civil rights or occupational health and safety law or regulation), and any court or arbitrator's order or process.

         "License" means the exclusive license granted to Block pursuant to
Article II.

         "Licensed Product" or "Licensed Products" means Atridox(TM) and Atrisorb(R) with Doxycycline, as the context may indicate, and Improvements thereon for use in the field of dentistry, including all of its specialties.

         "Loss" shall have the meaning set forth in Section 15.01.

         "Milestone Payments" means those payments specified in Section 3.02.

         "NDA" means a New Drug Application, and all amendments and supplements thereto, filed or to be filed, with the FDA seeking authorization and approval to manufacture, package, ship and sell a product as more fully defined in 21 CFR Section 314.5 et seq.

         "NDA Approval" means FDA approval of the manufacturing, packaging, shipping and selling of a product in accordance with an NDA as evidenced by an Approval Letter issued pursuant to 21 CFR Section 314.105.

         "Net Selling Price" during a given period shall mean the Net Sales of Product during such period divided by the Net Units sold during such period.

         "Net Sales" means the invoice price to customers of Block for sales of Products in the ordinary course of business, as recorded in Block's audited financial statements in accordance with GAAP, which includes deductions for:
(a) refunds for rejected or returned Product, (b) excise, use, value added and sales taxes, (c) customs duties and other imposts, (d) normal and customary quantity and cash discounts, (e) off-invoice allowances other than co-op





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                                       5
advertising allowances, (f) credits on account of retroactive price reductions and (g) rebates required by government rule, regulation, program or fiat, all to the extent that any of the foregoing may be paid or allowed by Block. In determining the international Net Selling Price in each country, on a country-by-country basis, the foreign currency shall be converted monthly in accordance with Block's audited financial statements and GAAP. For purposes of this definition: (i) Net Selling Price shall not be imputed for samples and free goods which are dispensed by Block without charge in order to induce sales of the Products; and (ii) Atrix will not be entitled to any royalties on Block intra-company sales but shall be entitled to royalties upon the subsequent resale to a third party.

         "Net Units Sold" means the aggregate number of Units sold during a given period less the number of Units for which a customer receives an allowance for breakage, spoilage or rejected or returned goods during such period, provided such allowance is credited to such customer.

         "New Products" means any change to the Products which involves new regulatory submissions to the FDA supported by pivotal human safety and efficacy studies and either the alteration or addition of any active ingredient other than the current active ingredients in the Product, or the significant alteration of the polymer or biocompatible carrier.

         "Notice" means a formal written communication given by one Party to the other in compliance with the provisions of Section 19.01.

         "Notice of Dispute" shall have the meaning set forth in Section 17.04.

         "Notice of Meeting" shall have the meaning set forth in Section 17.02.

         "Option Fees" shall have the meaning set forth in Section 2.02.

         "Patent" means those patents, collectively or individually as may be inferred from the context, listed on Schedule 1 hereof, any extensions, continuations, continuations-in-part, re-examination, re-issues, and divisionals thereof as such pertain exclusively to the Products.

         "Product" or "Products" means the Licensed Products and Atrisorb(R), respectively, and Improvements thereon for use in the field of dentistry, including all of its specialties.

         "Proprietary Information" means all of the Parties' Confidential Information, trade secrets, research and results thereof, technology, know-how, techniques, data, methods, processes, instructions, formulae, INDs and NDAs (including, without limitation, all materials relating thereto and all amendments and supplements thereof), protocols and studies (clinical or otherwise), laboratory notes, records, drawings and specifications (whether or not such items have been reduced to written, computer-readable or other tangible form) and other information and materials of every kind and character relating to or useful in the research or development of the Products.

         "Recall" shall have the meaning set forth in Section 9.09.

         "Recipient" shall have the meaning set forth in Section 18.01.

         "Royalty Payment Date" shall have the meaning set forth in Section
5.01.

         "Royalty Statement" shall have the meaning set forth in Section 4.01.

         *

         "Steering Committee" shall have the meaning set forth in Section 8.01.

         "Term" shall have the meaning set forth in Section 7.01.

         "Territory" means (i) with respect to Atridox(TM), the United States and such Group I countries, Group II countries, and Group III countries, for which Block has paid the Option Fees provided for in Section 2.02, and (ii) with respect to Atrisorb(R) and Atrisorb(R) with Doxycycline, the United States and Canada.

         "Training Samples" shall have the meaning set forth in Section 9.10.

         "Unit" means (i) with respect to Atridox(TM), a complete treatment kit consisting of a syringe of Atrigel(TM) delivery system, a syringe of doxycycline hyclate and a cannula in a moisture proof pouch and instructions for use, as such kit may be changed or reformulated by Atrix from time to time;
(ii) with respect to Atrisorb(R), a complete treatment kit consisting of a barrier forming case, three (3) unit dose packs of sterile saline, a dose pack of Atrisorb(R) formulation and instructions for use, as such kit may be changed or reformulated by Atrix from time to time; and (iii) with respect to Atrisorb(R) with Doxycycline, Improvements or New Products, such package or kit as Atrisorb(R) with Doxycycline, Improvement or New Product, respectively, shall be packaged for sale. The number of doses per Unit and the number of uses per Unit cannot be modified without Block's prior consent.

         "United States" means the fifty (50) states, the District of Columbia, all territories, possessions and commonwealths of the United States, Puerto Rico, Guam and the U.S. Virgin Islands.





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                                       7

                                   ARTICLE II

                              LICENSE AND PURCHASE

         Section 2.01.  LICENSE GRANT.

         (a) In consideration for the payments to be made by Block to Atrix pursuant to this Agreement and subject to the provisions of this Agreement, Atrix hereby grants, and Block hereby accepts:

                          (i) An exclusive license to market, promote, advertise, distribute, commercialize, and under certain conditions manufacture, the Licensed Products within the Territory during the Term. The License shall apply only to the Licensed Products in the countries in the Territory for which Block acquires rights through the payment of the license fees as set forth in Article II and III hereof.

                          (ii) Subject to the provisions of Article VIII hereof, exclusive rights to any and all Improvements to the Licensed Products for use in the field of dentistry, including all of its specialties.

                 (b) Upon termination of the Agreement, Block shall have on a country-by-country basis, a fully paid, fully transferable, perpetual non-exclusive license to use, manufacture, have manufactured, advertise, sell or promote, or authorize others to use, manufacture, have manufactured, advertise, sell or promote the Licensed Products on a product-by-product and country-by-country basis; provided, however, Atrix shall be under no obligation to disclose any manufacturing Know-How nor be required to provide Block with any training or assistance in the methods or process of manufacturing the Licensed Products.

         Section 2.02. INTERNATIONAL OPTION. Block shall have the option to acquire from Atrix an exclusive license in each country in Group I, II and III, on a country by country basis, to market, promote, advertise, distribute and commercialize Atridox(TM) upon the payment of the following option fees (the "Option Fees") within six (6) months of the Effective Date:

                 (a)                     *                per country for each
         Group I country;

                 (b)                     *                per country for each
         Group II country; and

                 (c)                     *                per country for each
         Group III country.





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                                       8

         Failure by Block to exercise the option by payment of the Option Fees shall be deemed to be the termination of that part of the option for which the Option Fees were not paid.

         Section 2.03.  PURCHASE.

                 (a) In consideration for the payments to be made by Block pursuant to this Agreement and subject to the provisions of this Agreement, Block hereby purchases:

                          (i) the goodwill and trademark of Atrisorb(R) in the Territory.

                          (ii) subject to the provisions of Article VIII hereof, exclusive rights to any and all Improvements to Atrisorb(R) for use in the field of dentistry, including all of its specialties.

                 (b) Upon termination of the Agreement, Block shall have in the Territory, a fully paid, fully transferable, perpetual non-exclusive license to use, manufacture, have manufactured, advertise, sell or promote, or authorize others to use, manufacture, have manufactured, advertise, sell or promote Atrisorb(R) in the Territory; provided, however, Atrix shall be under no obligation to disclose any manufacturing Know-How nor be required to provide Block with any training or assistance in the methods or process of manufacturing Atrisorb(R).

         Section 2.04.  OCCURRENCE OF FIRST COMMERCIAL SALE BY BLOCK.

                 (a) Domestic and Canada. The First Commercial Sale of Atridox(TM) and Atrisorb(R) with Doxycycline by Block in the United States and Canada must occur no later than one hundred twenty (120) days after Atrix has obtained Governmental Approval to sell the Products in the respective country, provided Atrix has obtained the required Governmental Approval necessary to sell the Units in the respective country and has Units available in commercial quantities ready for shipment to Block in accordance with Block's forecasts as provided in Section 9.06. The First Commercial Sale of Atrisorb(R) by Block in the Territory must occur no later than March 1, 1997.

                 (b) International. The First Commercial Sale within each country for which Block has exercised its option in Section 2.02 must occur no later than six (6) months after Atrix has obtained Governmental Approval to sell Atridox(TM) in each country on a country-by-country basis, provided Atrix has obtained the required Governmental Authority to sell the Units in the particular country in the Territory and has Units available in commercial quantities ready for shipment to Block in accordance with Block's forecasts as provided in Section 9.06. Atrix shall provide to Block, on a semiannual basis, with respect to those countries that Block has timely paid the Option Fees, a list of countries in which approvals are expected within the next six months, based upon a good faith belief, and Block shall provide Atrix with a forecast in accordance with the requirements of
         Section 9.06.

                                  ARTICLE III

                             PAYMENTS AND ROYALTIES

         Section 3.01. INITIAL PURCHASE PRICE. Within five (5) calendar days from the date of execution of this Agreement, Block shall pay to Atrix the sum
of                *                as the purchase price for goodwill and the
trademark to Atrisorb(R) in the Territory. Such purchase price shall be paid in escrow to be released to Atrix on January 31, 1997 in accordance with the terms of the Escrow Agreement in the form of Exhibit 3.01 attached hereto.

         Section 3.02.  MILESTONE PAYMENTS.

                 (a) Atridox(TM) Milestone Payments. Block shall pay to Atrix, as prepaid licensing fees, the following milestone payments within ten (10) calendar days after the specified milestone event occurs:

                     (i)        *

                                *

                     (ii)       *

                                *

                                *

                                *

                     (iii)      *

                 (b) Atrisorb(R) with Doxycycline Milestone Payments. Block shall pay to Atrix the following Milestone Payments within ten
         (10) calendar days after the specified milestone event occurs:

                     (i)        *

                     (ii)       *

                 (c) Block shall pay to Atrix the following milestone payments within forty-five (45) days after the end of the first calendar year in which the following milestone events occur:





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
                            (i)                  *

                           (ii)                  *

                          (iii)                  *

                           (iv)                  *

                            (v)                  *

                           (vi)                  *

         Section 3.03. GOODWILL PAYMENTS. Block will pay Atrix the following payments:

                 (a) In the first calendar year in which Block's combined annual Net Sales of the Products equal or exceed either (i)
         *                in the United States, or (ii)                *
         worldwide (collectively the "Sales Milestone"), Block shall pay Atrix
         the sum of                * .  Said payment shall be due within twenty
         (20) days after the end of the quarter in which the Sales Milestone is reached; and

                 (b)      On the date that is twelve (12) months following the
         payment of the                 * ___ payment provided for in Section
         3.03(a) above, Block shall pay Atrix an additional                *
         _____.

         Section 3.04. ROYALTY PAYMENTS. Block will pay Atrix the following royalties based on Net Sales of the Products:

                 (a)                     *               ; then

                 (b)                     *               ; then

                 (c)                     *               ; then

                 (d)                     *               .

         For purposes of calculating royalties the ranges of Net Sales of Products will be adjusted at the end of each calendar year to reflect fifty percent (50%) of any change in COLA as defined in Section 3.05. Solely for the purposes of determining royalties, Net Sales of Products in any country in which there is no patent protection, or the patent is unenforceable, shall not be included in determining Block's combined annual worldwide Net Sales of Products.





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
         Section 3.05. INFLATION ADJUSTMENT. The Net Sales ranges upon which royalties are payable shall be adjusted each year for inflation using a cost-of-living adjustment based on the "Consumer Price Index for All Urban Consumers (Consumer Prices - All Urban Consumers, 1982-84=100)" as published by the "Bureau of Labor Statistics of the Department of Labor of the United States Department of Commerce" (the "Index"). In the event the base period for said Index ("1982-84=100") is changed, the Parties shall make appropriate compensating adjustments in the Index calculations hereunder, if necessary, to take such change into account. In the event said Index is discontinued, the index published by the United States Government, or any agency thereof, which most closely approximates such Index shall be substituted.

         Section 3.06.  PAYMENT OF INTERNATIONAL EXPENSES.  Block and Atrix
will    *       international expenses which shall include all documented
expenses actually incurred and payable by the Parties to third parties which are verified by Block, including, but not limited to, any filing fees or registration fees incurred or payable to obtain any international governmental
approvals.  Each party will pay                *                of the cost of
all Developments approved by the Steering Committee. The Steering Committee will solicit bids from Atrix and from third parties and will determine which is the most appropriate and award the contract for the Development to the successful bidder.

         Section 3.07. REIMBURSEMENT FOR PATENT MAINTENANCE EXPENSE. Beginning December 31, 1996 and within forty-five (45) days after the end of each subsequent calendar year throughout the Term, Block will, for so long as any U.S. patents are valid and enforceable and Block is selling a Product
covered by such patents, pay Atrix the sum of    *
 per annum as reimbursement for patent maintenance expenses incurred by Atrix.

                                   ARTICLE IV

                         ROYALTY REPORTS AND ACCOUNTING

         Section 4.01. REPORTS, EXCHANGE RATES. Block shall furnish to Atrix a quarterly written report showing in reasonably specific detail, on a product by product and country by country basis, (a) the calculation of Net Sales; (b) royalties payable in U.S. dollars, if any, which shall have accrued hereunder based upon Net Sales; (c) withholding taxes, if any, required by law to be deducted with respect to such sales; (d) the dates of the First Commercial Sales of any Products in any country in the Territory during the reporting period; and (e) the exchange rates used to determine the amount of U.S. dollars (the "Royalty Statement"). Reports shall be due on the forty-fifth (45th) day following the close of each quarter.

         Block shall maintain detailed and accurate business and financial records containing information sufficient to verify the completeness and accuracy of the information presented in each Royalty Statement for a period of two years after the period to which such Royalty





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
Statement relates. Block shall permit Atrix to inspect those financial records that relate to the Net Sales of the Products for the sole purpose of verifying the completeness and accuracy of the Royalty Statements and the calculation of the Net Selling Price and A&S. Such inspection shall be at Atrix's expense and shall be subject to reasonable advance notice to Block, during Block's usual business hours, and shall take place at the place at which such records are normally kept. No inspection shall be conducted more than two years after the close of the relevant fiscal year and no reinspection of records for a period already inspected shall be permitted. Inspections may be conducted by employees of Atrix or other representatives selected by Atrix and reasonably
acceptable to Block.                 *


         Section 4.02. AUDITS. Upon the written request of Atrix and not more than once in each calendar year, Block shall permit an independent certified public accounting firm of nationally recognized standing selected by Atrix and reasonably acceptable to Block, at Atrix's expense, to have access during normal business hours to each of the records of Block as may be reasonable and necessary to verify the accuracy of the royalty reports hereunder for any year ending. Not more than thirty (30) days after the date of such request, the accounting firm shall disclose to Atrix only whether the records are correct or not and the specific details concerning any discrepancies. No other information shall be shared.

         If such accounting firm concludes that additional royalties were owed during such period Block shall pay the additional royalties within ten (10) days of the date Atrix delivers to Block such accounting firm's written report so concluding and Block agrees with such findings. The fees charged by such accounting firm shall be paid by Atrix; provided however, if the audit discloses that the royalties payable by Block for the audited period are more than one hundred and ten percent (110%) of the royalties actually paid for such period, then Block shall pay the reasonable fees and expenses charged by such accounting firm.

         Section 4.03. CONFIDENTIAL FINANCIAL INFORMATION. Atrix shall treat all financial information subject to review under this Article IV as confidential and shall cause its accounting firm to retain all such financial information in confidence.

                                   ARTICLE V

                                    PAYMENTS

         Section 5.01. PAYMENT TERMS. Royalties shown to have accrued by each Royalty Statement provided for under Article IV of this Agreement shall be due and payable forty-five (45) days after the end of each calendar quarter following the First Commercial Sale of the Product (the "Royalty Payment Date"). Payment of royalties, in whole or in part, may be made in advance of such due date.





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
         Section 5.02. PAYMENT METHOD. Except as otherwise agreed between the Parties, all royalties and other payments due hereunder shall be paid in U.S. dollars and shall be originated from an United States bank located in the United States and shall be made by bank wire transfer in immediately available funds to such account as Atrix shall designate before such payment is due.

         Section 5.03. LATE PAYMENTS. Unless otherwise provided in this Agreement, upon the failure of Block to pay any amount due under this Agreement within five (5) days after receipt of Notice by Block that such amount has become due and payable and has not been paid, Block shall pay interest to Atrix on such amount from the date such amount is due under this Agreement at a rate per annum equal to the lesser of the prime rate of interest as reported by Bank of America NOT&SA in San Francisco, California, from time to time, plus two percent (2%), or the highest rate permitted by applicable law, calculated on the number of days such payment is delinquent.

                                   ARTICLE VI

                           ATRIX CO-MARKETING RIGHTS

         Section 6.01. CO-MARKETING RIGHTS. Atrix may either directly or through a third party:

                 (a) Co-market Atridox(TM) in the United States in the event Block's annual unit sales of Atrido(TM) in the United States
         during                *                units.

                 (b) Co-market Atridox(TM) in any individual country in Group I, II or III in which Block's sales of Atrido(TM) in such
         country                *               .  The unit target for each
         country is set forth in Schedule 6.01(b).

                 (c) Co-market Atrisorb(R) and Atrisorb(R) with Doxycycline in the United States and Canada in the event Block's combined annual units sales of Atrisor(R) and/or Atrisorb(R) with
         Doxycycline during                *               .

provided however, (i) in the event Block's combined annual Net Sales of the
Products in the United States has reached                *                under
Section 3.03, Atrix shall not have the right to co-market under paragraphs (a) or (c) above.

         In the event that Unit sales on which Atrix has received royalties are less than the minimum Units sales required by this Section 6.01 on a product-by-product basis, Block shall have the right, but not the obligation, to maintain exclusivity in the Territory on a product-by-product basis by paying to Atrix the difference between the royalties due Atrix based on actual Net Sales and the royalties which would have been due Atrix had Net Sales attained the unit





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*  Confidential Treatment has been requested.

targets specified above plus,                *               ; and for
Atrisorb(R) or Atrisorb(R) with Doxycycline, the sum of                *
 .

                        *

         Section 6.02. REDUCTION IN PAYMENT. Subject to Section 6.01, in the event Atrix elects to co-market a Product either directly or through a third party, all payments with respect to that Product will terminate, including without limitation, all payments for that particular Product for that particular country, other than: (i) payment by Block to Atrix for purchase of the Product; and (ii) payment of sums which are already due and payable.

         Section 6.03. TRADEMARK AND TRADE DRESS. In the event Atrix elects to co-market Atridox(TM) in the Territory, either directly or indirectly through a third party, Atrix agrees, and will cause such third party, to use a trademark and trade dress which are not confusingly similar to the trademark and trade dress being used by Block for Atridox(TM) in the Territory.

                                  ARTICLE VII

                              TERM AND TERMINATION

         Section 7.01. TERM. This Agreement will take effect upon the execution by both Parties (the "Effective Date") and will expire on a product-by-product and a country-by-country basis upon the expiration of the last applicable Patent or loss of patent protection for the Product in a given country (the "Term").

         Section 7.02. TERMINATION BY BLOCK. Block may terminate the Agreement by Notice to Atrix as follows:

                 (a) at any time with or without cause upon 12 months prior Notice to Atrix;

                 (b) at any time, with or without cause, upon twelve (12) months' prior Notice to Atrix, its rights and obligations with regard to a specific Product in a specific country;

                 (c) if Atrix shall commit any willful and material breach of the provisions of this Agreement;

                 (d) if Atrix shall cease to manufacture or supply the Products to Block pursuant to this Agreement, except as may be provided for herein;





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*  Confidential Treatment has been requested.

provided however, that with respect to Sections 7.02(c) and (d) that: (i) Block has first given Atrix notice specifying the details of the material breach, and (ii) Atrix has not cured such material breach within ninety (90) days of the effective date of Notice of the material breach.

         Section 7.03. TERMINATION AFTER FIRST COMMERCIAL SALE. In the event Block terminates this Agreement after the First Commercial Sale pursuant to
Section 7.02, Block shall be required to purchase from Atrix the Units manufactured for Block in accordance with the Unit requirements forecasted through the effective date of termination specified in the Notice to Atrix.

         Section 7.04. TERMINATION BY ATRIX. Atrix may terminate this Agreement by Notice to Block, upon any of the following conditions:

                 (a) if Block shall fail to make any payments to Atrix on the date on which such payments are due hereunder and such failure continues for more than ten (10) business days after Notice;

                 (b) if Block shall fail to deliver to Atrix a Royalty Statement within forty-five (45) days after any Royalty Payment Date and shall fail to cure such default within forty-five (45) days after notice from Atrix with respect thereto;

                 (c) if Block shall make any willful and material misrepresentation or false statement in any Royalty Statement;

                 (d) if Block shall commit any willful and material breach of the provisions of this Agreement;

                 (e) if Block shall cease to offer the Product for distribution to its customers, except as may be provided for herein;

                 (f) Subject to the provisions of Section 14.09(f), if Block markets, distributes or sells a Competitive Product; or

                 (g) if Block does not accept the indication for the Atridox(R) NDA within the time periods set forth in Section 3.02(a)(i) and (ii), respectively, then Atrix may, at its sole option, terminate this Agreement with respect to Atrido(TM);

provided however, that with respect to Sections 7.04(c), (d) and (f) that: (i) Atrix has first given Block notice specifying the details of the material breach, and (ii) Block has not cured such material breach within ninety (90) days of the effective date of Notice of the material breach.

         Section 7.05. EXHAUSTION OF INVENTORY. Notwithstanding the termination of this Agreement for any reason, Block shall have the absolute right to donate, upon Notice setting forth the quantity and recipient of the donation, or sell in the ordinary course of business in the

Territory, all Units which Block has in inventory and which have been purchased in accordance with Section 7.03.

         Section 7.06. TERMINATION UPON CERTAIN EVENTS. This Agreement may be terminated by the Party specified below forthwith upon prior written Notice to the other Party of the occurrence of either of the following events:

                 (a) by either Party upon a cessation of operations of the other Party or the institution by or against such Party as debtor of any proceeding (whether voluntary or involuntary) in bankruptcy or for dissolution, liquidation, reorganization, arrangement or the appointment of a receiver, trustee or judicial administrator (or the equivalent thereof in the jurisdiction in question) or any other proceeding under the law for the relief of debtors, if, in the case of an involuntary proceeding, the same shall not have been dismissed or stayed within thirty (30) days after its institution; or

                 (b) by either Party if the other Party makes an assignment for the benefit of, or arrangement with, its creditors or becomes unable to pay its debts as they become due.

         A Party's failure to terminate this Agreement for any of the reasons specified in this Section 7.06 shall not in any way be deemed a waiver of such Party's rights in respect thereof or otherwise limit its rights to enforce the obligations hereunder.

         Section 7.07. EFFECT OF TERMINATION. The expiration or prior termination of this Agreement for any reason shall not limit or otherwise affect those provisions which by their terms or nature are to continue.

         In the event of termination of this Agreement for any cause whatsoever, at Block's option, Atrix will deliver to Block as soon as practicable but in any event within thirty (30) business days of the date of such termination any finished Product in good condition which shall then be in the possession of Atrix and which shall be subject to a purchase order. If requested by Block, any Product in the process of being manufactured shall be finished by Atrix and delivered to Block as soon as practicable, and, in any case, not later than sixty (60) business days after the effective date of such termination.

         Upon termination by Block and provided that the quantity of Units is covered by the forecast as set forth in Section 9.06, Block will (a) pay Atrix, at Atrix's actual cost, for all the raw and packing materials which Atrix has purchased or produced exclusively for the production of the Product, and which materials are still in good condition, and remain in Atrix's possession; (b) have Atrix convert the raw material into finished Product and purchase the same in accordance with Article IX; and (c) with respect to Development Expenses, pay Atrix the lesser of (i) the balance of Block's share of Development Expenses as of the date the Agreement terminates, or (ii) the amount of Development Expenses that Atrix has paid as of the date the Agreement terminates.

         Section 7.08.  RIGHTS AND OBLIGATIONS UPON TERMINATION.

                 (a) Subject to Section 7.05, upon termination of this Agreement by either Atrix or Block, the licenses granted under Article II of this Agreement shall terminate, and Block shall immediately cease all distribution of the Products. Upon such termination, all rights and obligations of the Parties under this Agreement shall cease except (i) those that by their terms survive termination; and (ii) that Block shall remain obligated to make any payment due or to become due under this Agreement, including without limitation, Sections 8.03 and 8.04; provided, however, that this Section shall not apply when this Agreement expires in accordance with its terms.

                 (b) In the event Atrix shall cause this Agreement to be terminated other than pursuant to its right of termination set forth in this Article VII, Block shall have the right to purchase at depreciated net book value the assets dedicated by Atrix to the manufacture of the Products.

                                  ARTICLE VIII

                      STEERING COMMITTEE AND DEVELOPMENTS

         Section 8.01. ESTABLISHMENT OF STEERING COMMITTEE. Atrix and Block shall create within thirty (30) business days after the Effective Date, a steering committee (the "Steering Committee"). The activities of the Parties under this Agreement shall be supervised by the Steering Committee only to the extent set forth herein. The Steering Committee shall perform the following functions:

                 (a) be responsible for overseeing any and all proposed Improvements, Clinical Research Support and New Product concepts (hereinafter referred to as a "Development" or the "Developments");

                 (b) coordinate and direct activities of the Parties to develop and market Products hereunder;

                 (c) establish a subordinate governing structure to carry out the provisions of this Agreement;

                 (d) establish minimally acceptable indications for NDA Approval, as appropriate, for New Products; and

                 (e) perform such other functions as appropriate for the purposes of this Agreement as determined by the Parties.

         Section 8.02. COMMITTEE MEMBERS. The Steering Committee shall consist of six (6) persons, three (3) to be appointed by each Party. The Steering Committee may unanimously elect to delegate its power, or any portion thereof, but not its obligation, to any officers or employees of either Party, to any committee or to such other person or persons as the Steering Committee may deem appropriate.

         Section 8.03.  APPROVAL OF DEVELOPMENTS.

                 (a) All Developments conceived by Atrix will be presented to Block for possible incorporation into the Agreement. Prior to commencing implementation of such Developments, Atrix will present to Block Atrix's best estimate of the development costs related thereto. Block, in its sole discretion, will have sixty (60) days from the submission of any Developments and the projected costs thereof, in which to elect whether to include the additional Developments within the scope of this Agreement.

                 (b) In the event Block elects to include a Development within the scope of this Agreement, Block will reimburse Atrix for expenses as set forth in Section 8.04.

                 (c) Atrix agrees that Block is not obligated to pursue or participate in New Products during the first twelve (12) months following the Effective Date and that Atrix will not present any New Products to third parties during the first twelve (12) months following the Effective Date. Thereafter Atrix will present New Product ideas to the Steering Committee, along with a development plan and budget for each New Product. If Block does not approve the development plan and budget for each New Product, then Atrix shall have the sole right to develop and market such New Product.

                 (d) The Steering Committee will review and monitor the progress of all Developments. Where the Steering Committee finds that true costs of a Development exceed the costs approved by Block, then the Steering Committee must gain approval for additional funding from Block or must modify the Development as required to meet the approved budget. If the Steering Committee fails to obtain additional funding from Block then the party executing the project under the Development shall either incur the expense of the additional costs or reduce the scope of the activities to stay within the approved budget. If additional or subsequent changes to, modifications of or cancellation of a Development are required for any reason, then the approval of the Steering Committee must be obtained, including the approval by Block of budgets thereby requiring additional funds.

                 (e) Notwithstanding anything herein to the contrary, in the event Block elects to maintain exclusivity in the Territory by paying the Exclusivity Shortfall Payment for a Product pursuant to
         Section 6.01 hereof, from the date of such payment Atrix, shall not be required to present products that compete with Products for which the Exclusivity Shortfall Payment was made to Block or the Steering Committee and Atrix will have the sole right to develop and market such New Product; provided, however, that New Product projects in process shall continue to be subject to the terms of this Agreement.

         Section 8.04.  PAYMENT OF DEVELOPMENT EXPENSES.

                 (a)      Each party will pay        *       of the cost of all
         Developments approved by Block (the "Development Expenses"). The Steering Committee will solicit bids from Atrix and from third parties and will determine which is the most appropriate and award the contract for the Development to the successful bidder.

                 (b)      If Block elects not to reimburse Atrix for    *    of
         the Development Expenses for a New Product, Atrix will have the right to market such New Product to third parties unless Block is currently supporting dental product research and development activities with
         Atrix at the rate of at least   *    per year (total of all
         reimbursements for Developments).

                 (c)      Block's total reimbursement obligations for
         Improvements and Clinical Research Support shall be limited to   *
         during the first 24 months from the Effective Date.

                 (d) All reimbursements will be paid by Block to Atrix within thirty (30) days after the close of each calendar quarter.

         Section 8.05. NEW PRODUCTS. If during the Term a New Product is developed Atrix shall own the rights to such New Product and the Parties agree to negotiate in good faith the terms and conditions of any agreement with respect to such New Product.

         Section 8.06. LOCATION OF MEETINGS. The meetings of the Steering Committee shall be held at alternating locations at the principal business offices of Atrix and Block, or at such other site as may be mutually convenient and agreeable. Meetings may be held by telephone conference or by such other means and at such places as accomplishes the objectives of this Agreement.

         Section 8.07. FREQUENCY OF MEETING. The Steering Committee shall meet on a monthly basis to review Developments. By mutual agreement of the Parties, the meetings may be scheduled less frequently than monthly, but in no event shall such meetings be held less frequently than quarterly. Irrespective of the meeting schedule, either Party may call an emergency meeting on no less than ten (10) business days notice as may be necessary to expedite the success of the program.

         Section 8.08. RESPONSIBILITY FOR REGULATORY MATTERS. Atrix shall be solely responsible for making all necessary or desirable declarations, filings (including, without limitation, the NDA and all supplements thereto and reports thereunder) and registrations with, and obtaining all necessary or desirable Governmental Approvals (including, without limitation, the FDA)





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*  Confidential Treatment has been requested.

relating to the Product and the Units; provided, however, that Block shall have the right to attend all meetings with the FDA or other similar Governmental Authority as a silent observer and Atrix shall immediately provide to Block copies of all correspondence and other documentation reflecting communications between Atrix and the FDA or other similar Governmental Authority.

         Section 8.09. RESOLUTION OF SCIENTIFIC DISPUTES. Notwithstanding the provisions of Article XVII, in the event Block and Atrix are in good faith unable to agree upon any aspect of the Developments, or any other scientific matter, the dispute will be resolved by a three (3) member panel of independent scientists. One member of that panel will be appointed by Atrix, one member appointed by Block, and the third appointed by those two appointees. The decision of the majority of that panel shall be binding upon both Atrix and Block and shall be made within ninety (90) days from the submission of the dispute to the panel, except for disputes arising out of Sections 3.02(a)(i) and 3.02(a)(ii) hereof.

         Section 8.10. WRITTEN REPORTS. No less than every three (3) months Atrix shall provide the Steering Committee with a written summary of any results with respect to Developments. Such reports shall be utilized by the Steering Committee to evaluate the degree of success of Developments, and to determine the future direction and activities with respect to Developments. Atrix and Block shall maintain the reports as Confidential Information. In furtherance of the Steering Committee's review of Developments, Atrix and Block shall make available at their offices for review by members of the Steering Committee, during each of such Party's regular business hours and upon reasonable Notice, true and complete copies of all records and test results, including, without limitation, all clinical data in support of the safety and efficacy of Developments, clinical testing results for all Developments to date and status reports with respect to all submissions made to, and approvals, notices or other responses received from, the FDA or other Governmental Authorities.

         Section 8.11. MATERIAL INFORMATION. Each Party shall immediately notify the other by facsimile of any adverse reaction reports or other material information concerning the Products.

         Section 8.12. NO SOLICITATION OF EMPLOYEES. During the Term and for a period of three (3) years thereafter, neither Party nor any of their respective Affiliates shall, without the prior consent of the other Party, solicit the employment of any Person who during the course of employment with the other Party or any of its Affiliates was involved with activities under the Agreement and who when solicited is a current employee of the other Party.

         Section 8.13. USE OF CLINICAL RESEARCH. During the Term each Party may grant to the other Party a royalty free license to use clinical research and the results thereof created or used pursuant to Sections 8.03 and 8.04 outside the Territory.

         Section 8.14. RIGHTS TO DEVELOPMENTS. In the event that any invention, development or improvement (whether patentable or not) to the Products is conceived, reduced to practice or produced by the Parties during the course of this Agreement or as a result of either Party's work hereunder, such invention, development or improvement to the Products shall be owned by Atrix. Block shall cooperate with Atrix in obtaining patents on any such invention, development or improvement. The expense of obtaining and maintaining any such patent shall be borne by Atrix, subject to the provisions of Section 3.07. If any such invention, development or improvement is useful in the development, improvement or commercialization of Products in the Territory, it shall be subject to the terms of this Agreement. Subject to the provisions of Section 2.01(b), Atrix shall grant to Block a perpetual, royalty-free, non-exclusive license to any such invention, development or improvement in the Territory.

                                   ARTICLE IX

                  MANUFACTURE, SUPPLY AND PURCHASE OF PRODUCT

         Section 9.01. PRODUCT REQUIREMENTS. Subject to the provisions of this Article IX, Block shall purchase all requirements for the Products from Atrix, and subject to the provisions of Article VI Atrix will supply the Products within the Territory exclusively to Block.

         Section 9.02.  PRICE.  Atrix shall sell, and Block shall purchase, the
Products at a price which shall be equivalent to    *   :

                 (a)      $   *    per Atridox(TM) Unit, which shall be reduced
         to $   *    per Atridox(TM) Unit in the event Atrix elects to
         co-market Atridox(TM), or if Atrix elects to license a third party to co-market Atrido(TM), then the price at which Block would purchase the
         Licensed Product would be the lesser of (i)    * , or (ii)    *   .

                 (b)      $   *    per Atrisorb(R) Unit, which shall be reduced
         to $   *    per Atrisorb(R) Unit in the event Atrix elects to
         co-market Atrisorb(R), or if Atrix elects to license a third party to co-market Atrisorb(R), then the price at which Block would purchase
         the Product would be the lesser of (i)    *   .

                 (c)      $   *    per Atrisorb(R) with Doxycycline Unit, which
         shall be reduced to $   *    per Atrisorb(R) with Doxycycline Unit in
         the event Atrix elects to co-market Atrisorb(R) with Doxycycline, or if Atrix elects to license a third party to co-market Atrisor(R) with Doxycycline, then the price at which Block would purchase the Product
         would be the lesser of (i)    *   .

         The lowest purchase price for the Products will be adjusted at the end of each calendar year to reflect fifty percent (50%) of any change in COLA for that calendar year. COLA means a Cost-of-Living Adjustment based on the "Consumer Price Index for All Urban Consumers (Consumer Prices - All Urban Consumers, 1982-84=100)" as published by the "Bureau of Labor Statistics of the Department of Labor of the United States Department of Commerce." In the event the base period for said Index ("1982-84=100") is changed, the Parties shall make





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*  Confidential Treatment has been requested.

appropriate compensating adjustments in COLA calculations hereunder, if necessary, to take such change into account. In the event said Index is discontinued, the index published by the United States Government, or any agency thereof, which most closely approximates such Index shall be substituted.

         Section 9.03.  SHIPPING TERMS.

                 (a) During the term of this Agreement, Product will be shipped to the location(s) in the United States designated by Block, F.O.B. Fort Collins, Colorado. Block shall pay all costs of shipping from Atrix's Fort Collins, Colorado facilities to locations directed or designated by Block. Atrix shall use reasonable efforts to deliver Product on the dates specified by Block. Title to the Licensed Product and the Units and all risk of loss and responsibility therefor shall pass to Block upon delivery to the carrier designated by Block. Any and all claims by or against carriers are the responsibility of Block.

                 (b) During the term of this Agreement, Licensed Product will be shipped to locations in Group I, II and III countries designated by Block, C.I.F. Fort Collins, Colorado. Block shall pay all costs of shipping from Atrix's Fort Collins, Colorado facilities to locations directed or designated by Block. Block shall be responsible for all actions necessary to obtain clearance to import Product into the Territory. Atrix shall use reasonable efforts to deliver Product on the dates specified by Block. Any and all claims by or against carriers are the responsibility of Block. Title shall pass to Block upon delivery at the destination designated by Block.

         Section 9.04. PAYMENT DUE. Atrix will be paid net twenty (20) days from receipt of an invoice from Atrix, said invoice shall not be dated or transmitted earlier than the date of shipment of the Licensed Product to Block.

         Section 9.05. FORECASTS. If Atrix is manufacturing Products for Block, Block will provide Atrix with a twelve (12) month forecast of Block's requirements of each Product, including Training Samples (as defined in Section 9.10). Such forecasts shall be provided on a quarterly basis, no less than thirty (30) days prior to the beginning of each calendar quarter. Said requirements will be based on standard production planning parameters including but not limited to sales forecasts, sales demand forecasts, promotional forecasts, inventory requirements, and the like. The first six (6) months of the twelve (12) month forecast will be stated in monthly requirements. The second six (6) months of the twelve (12) month forecast will be total requirement by stock keeping unit. The first three (3) months of the twelve
(12) month forecast will be firm orders. The second three (3) months will be allowed to be flexed by plus or minus twenty five (25) percent on a monthly basis until fixed, not to exceed a total adjustment of fifty (50) percent of the original quantity. The last six (6) months total quantities will be an estimate and not binding. All orders will be for full batch quantities. It is understood that Atrix will not maintain Product inventory in excess of the forecast, but will produce Product upon receipt of that portion of Block's forecasts that constitute firm orders. The above periods whether fixed





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
or flexible will be adjusted based upon existing lead times at time of start up. Block will commit to carry sufficient inventory to allow for fluctuations in sales demand so as to allow Atrix reasonable lead time to meet increased demand.

         The first forecast to include initial production requirements for Atridox(TM) prior to NDA Approval and first year requirements will be submitted to Atrix six (6) months prior to the projected NDA Approval date or as required by longest lead time for either raw materials, packaging materials or process lead time. Furthermore, at the expense and request of Block, Atrix shall begin production of Atridox(TM) prior to the date of NDA Approval and shall store Atridox(TM) at the Atrix establishment or under Atrix's control pending approval. In such case, Block shall reimburse Atrix for Atrix's actual cost and all other costs reasonably incurred by Atrix in producing and storing Atridox(TM), if such products are not subsequently delivered to Block, but such reimbursement shall not include any of the capital costs of Atrix's facility.

         Section 9.06. SHIPMENT SUBJECT TO APPROVAL. All shipments and deliveries of Units shall be accompanied by a Certificate of Analysis and shall be subject to Block's inspection, testing, approval and acceptance within thirty (30) days of delivery to the Block facility to which the shipment was made. If Atrix does not receive written notice from Block within thirty (30) days after any Product has been received by Block, then such Product shall be deemed to have met the specifications. Upon receipt of any such written notice of non-conformance, Atrix shall either acknowledge that the subject Product does not meet the specifications or resample the lot or batch of the Product in question and have such samples tested by an independent laboratory mutually agreeable to the Parties. If such samples fail to meet the specifications, then Atrix shall, at Block's option, either replace the non-conforming Licensed Product at no additional cost to Block as soon as reasonably possible or refund Block's payment for said non-conforming Product. Block shall, at any time prior to shipment, have the right to inspect, upon reasonable notice during normal business hours, Units in Atrix's facilities. Block's inspection under this Section shall not affect Block's right to reject Units hereunder. Block shall be entitled to reject any shipment, or portion thereof if Block determines that such shipment or portion thereof fails to conform to the specifications applicable to such shipment or portion thereof. Any shipment, or portion thereof, rejected by Block shall be returned to Atrix, upon the prior written authorization by Atrix, except where there is no bona fide dispute, in which event Atrix shall assume the expenses of returning rejected shipments or portions thereof and shall also assume the risk of loss during the return of rejected shipments or portions thereof. The payment by Block of an invoice for any shipment delivered at the Block facility to which the shipment was made prior to actual inspection and acceptance of that shipment shall not be deemed as an act of acceptance by Block.

         Section 9.07. TITLE. Title to the Units and all the risk of loss or damage thereto shall vest in Block upon delivery to Block in accordance with the provisions in Section 9.04. In the event in a defect in quality, title to the Units and all risk of loss or damage to the Units shall revert to Atrix upon any particular shipment being returned to Atrix's facility.

         Section 9.08. PRODUCT RECALL OR WITHDRAWAL. In the event that Atrix or Block shall be required, or, in the exercise of their reasonable business judgment, shall mutually agree to recall or withdraw (collectively, "Recall") the Products, whether or not such Recall shall have been ordered or requested by the FDA or any Governmental Authority, the following principles shall apply:

                 (a) if such Recall shall be due to tampering or other cause, other than a manufacturer's defect, but not due to the negligence or misconduct of Atrix or Block, then Block and Atrix shall each bear fifty percent (50%) of the costs and expenses incurred by Block in connection with such Recall, including, without limitation, all product credits and returns, freight and shipping costs and product disposal expenses;

                 (b) if such Recall shall be due to manufacturer's defect or the negligence or misconduct of Atrix, all such costs and expenses shall be borne and paid solely by Atrix; and

                 (c) if such Recall shall be due to the negligence or misconduct of Block, all such costs and expenses shall be borne and paid solely by Block.

         Section 9.09. TRAINING SAMPLES. Atrix shall supply to Block such quantities of Units as Block may reasonably request to be used solely for training purposes, which Units shall be designated as "training samples, for demonstration purposes only, not for human use" ("Training Samples"), for so long as Block retains exclusive marketing rights in the specific territory in which Block either intends or actually uses such Training Samples. Training Samples shall be sold by Atrix to Block at the lowest purchase price specified in Section 9.02; provided, however, that Training Samples unfit for sale shall be sold by Atrix to Block at fifty percent (50%) of the lowest purchase price specified in Section 9.02. Block agrees not to use or sell the Training Samples for any purpose other than as set forth in this Section.

         Section 9.10. PURCHASE ORDERS. Purchase orders, purchaser order releases, confirmations, acceptances, advise and similar documents submitted by either Party in conducting the activities contemplated under this Agreement are for administration purposes only and shall not add to or modify the terms of the Agreement. To the extent of any conflict or inconsistency between this Agreement and any such document, the terms of this Agreement shall govern.

                                   ARTICLE X

                  ALTERNATE MANUFACTURE AND SUPPLY OF PRODUCT

         Section 10.01. INSPECTION AND OBSERVATION. Block shall have the right, during Atrix's regular business hours and upon fifteen (15) business days prior Notice, to inspect the manufacturing, laboratory and warehousing facilities used by Atrix in the manufacturing, storage, testing, shipping or receiving of the Units or their components. Such inspections may





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include cGCPs, cGLPs and cGMPs inspections and systems audits. Under normal and standard operating conditions, Block shall have the right to conduct no more than two such inspections in any calendar year. Upon the declaration of an emergency by the Steering Committee or a material breach by Atrix, if such breach has not been cured, Block shall have the right to inspect such facilities on an "as-needed" basis; provided, that such inspections shall not interfere with Atrix's performance of its duties under this Agreement or its normal operations. In the event that Atrix shall receive notice of a pending inspection of such facilities by a Governmental Authority, and such inspection shall be specifically related to the Products or the Units, Atrix shall immediately notify Block of such inspection and inform such Governmental Authority that Block may desire to be present at such inspection; provided that Block's right to be present is subject to approval by such Governmental Authority and subject to Block being available at the time and date established by such Governmental Authority, Atrix shall provide Block with true and complete copies of any reports received by Atrix in connection with any such inspection.

         Section 10.02.  UNABLE OR UNWILLING TO FILL ORDERS.

                 (a) Atrix shall immediately notify Block if Atrix is unable or unwilling to fill any order placed by Block pursuant to
         Article IX. Upon receipt of such notice, Block shall be entitled to manufacture the specific Product or to have the specific Product manufactured by a third party of Block's choosing. Atrix will provide Block with all technical assistance, for the specific Product which Atrix is unable or unwilling to fill any order, which Block deems necessary to enable Block to commence manufacturing without delay subject to Section 10.03(d). When Atrix is again able or willing to supply the specific Product to Block according to this Agreement, Atrix will regain its exclusive right to manufacture and supply the specific Product to Block.

                 Notwithstanding the foregoing, Atrix shall not be deemed to be unable or unwilling to fill any order placed by Block as follows:

                            (i) if Atrix's inability to fill any order arises as a result of a fifty percent (50%) increase in Block's order over Block's prior forecast; or

                           (ii)   in the event that Atrix must purchase
                 additional equipment or construct a new facility in order to expand its capacity in order meet purchase orders hereunder, Atrix will be deemed to have satisfied this paragraph by placing a purchase order for such equipment or signing a contract for such construction within sixty (60) days of Atrix's receipt of Block's purchase order showing quantities in excess of Atrix's capacity; provided that Atrix diligently pursues and completes within a reasonable time thereafter such purchase or construction.

                 (b) Subject to Atrix's prior written approval, such approval not to be unreasonably withheld, Block shall have the right to commit to a specified period of time for a third party to manufacture and Block shall continue to purchase the specific Product for which Atrix was unable or unwilling to fill any order from such third party





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
         manufacturer for the balance of the term and thereafter Atrix's exclusive right to manufacture and supply such Product to Block shall be restored. Block shall use its good faith best efforts to limit such agreement to as short a period of time as commercially reasonable.

         Section 10.03.               *

                                   ARTICLE XI

                    REPRESENTATIONS AND WARRANTIES OF ATRIX

         Section 11.01. CORPORATE EXISTENCE. Atrix is a corporation duly incorporated and validly existing under the laws of the State of Delaware and has the corporate power to own, license or lease its properties and assets and to carry on its business as now conducted Atrix is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct or nature of Atrix's business or the ownership or leasing of its properties or assets requires it to be so qualified, admitted or otherwise authorized.

         Section 11.02. AUTHORIZATION. Atrix has full corporate power and authority to execute and deliver this Agreement and to carry out the transactions contemplated hereby. Atrix has duly authorized the execution and delivery of this Agreement and the transactions contemplated hereby, and no other corporate action, is necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by a duly authorized officer of Atrix and constitutes the valid and binding obligation of Atrix, enforceable in accordance with its terms, except that enforceability may be limited by general principles of equity and the exercise of judicial discretion in particular cases. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in a breach of the terms or conditions of, or constitute a default under, or an event which with notice or lapse of time or both would become a default, or violate, or require, as the case may be: (a) any provision of any law, regulation or ordinance, (b) the Certificate of Incorporation or Bylaws of Atrix, (c) any agreement, lease, mortgage or other instrument or undertaking, to which Atrix is a party or by which it or its property or assets is or may be bound or affected or (d) any judgment, order, writ, injunction or decree of any court, administrative agency or governmental body.

         Section 11.03. PRODUCT TO MEET SPECIFICATIONS. All Units delivered to Block under this Agreement shall, at the time of delivery to Block be guaranteed to meet the specifications for the Product by the relevant registration and marketing approvals for the Products granted in the Territory to the extent such specifications are indicated or referenced in said granting registration and approval and be manufactured and tested in accordance with the applicable NDA or 510(k), cGCPs, cGLPs, cGMPs and other applicable Governmental Approvals.





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         Section 11.04.  PRODUCT NOT MISBRANDED OR ADULTERATED.  All Product
delivered to Block under this Agreement shall, at the time of delivery to Block be guaranteed not to be misbranded or adulterated within the then current meaning of the Act or any other Laws.

         Section 11.05. FULL COMPLIANCE. All Product delivered to Block under this Agreement shall, at the time of delivery to Block be in compliance with all applicable Laws.

         Section 11.06. GOOD, USABLE, SALEABLE AND MERCHANTABLE. All Product delivered to Block under this Agreement shall, at the time of delivery to Block, be in good, salable, usable and merchantable condition.

         Section 11.07. NO PROCESS ALTERATIONS. Atrix shall not, without prior written Notice to Block, modify, alter, amend, vary or otherwise change any (a) manufacturing, processing or testing procedures, (b) packaging or raw material specifications, or (c) source of any ingredient.

         Section 11.08. PATENTS, KNOW-HOW AND PROPRIETARY INFORMATION. Atrix is: (a) the owner of, with all right, title and interest in and to, the Patents, Know-How or Proprietary Information and the Product and has the right to the use thereof; (b) is not infringing any of the rights of third parties concerning any Patent, Know-How or Proprietary Information, nor is Atrix aware of any facts on which such infringement can be based; and (c) is not a party to any agreement or license with any other party concerning the Patents or the Product, except as specifically listed on Schedule 11.08.

         Section 11.09. PENDING LITIGATION AND OTHER PROCEEDINGS. There are no legal, administrative, arbitration or other proceeding or governmental investigation pending or, to the best of Atrix's knowledge, threatened against or affecting Atrix relating to the Product or the transactions contemplated hereby, and to the best of Atrix's knowledge there has not occurred any event nor are there any facts upon which any such proceedings or investigations can be based.

         Section 11.10. SETTLED LITIGATION AND OTHER PROCEEDINGS. Atrix has not settled any material legal, administrative, arbitration or other proceeding or governmental investigation involving the Patents, Proprietary Information, Know-How or the Product or the transactions contemplated hereby. Atrix is not subject to, nor is there outstanding, any material judgment, award, order, writ, injunction or decree of any court, administrative agency, governmental body or arbitration tribunal which relate to the Patents or the Product or the transactions contemplated hereby.

         Section 11.11. PATENT AND PRODUCT RELATED FILES. Block has been provided with access to all Atrix files relating to: (a) recalls, complaints, correspondence regulatory letters, claims or other regulatory actions ordered by any federal, state or local agency with respect to the Product; (b) all litigation or material claims against Atrix seeking damages for injuries resulting from the manufacture, sale or use of the Patents or the Product; and
(c) all litigation or material claims against Atrix seeking damages or
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
the Product. To the best of Atrix's knowledge, all of Atrix's files referred to in this Section 11.11 are maintained by Atrix in all material respects in accordance with all Laws and have been maintained by Atrix in the ordinary course of Atrix's business.

         Section 11.12. NO FINDER FEE DUE. There are no investment bankers, brokers, finders or other intermediaries which have been retained by, or are authorized to act on behalf of, Atrix who will be entitled to any fee or commission from Block upon the consummation of the transactions contemplated hereby. With respect to any compensation due any investment bankers, brokers, finders or other intermediaries which have been retained by, or are authorized to act on behalf of Atrix, such compensation shall be paid by Atrix. Atrix agrees to indemnify and hold Block harmless from all liabilities, costs and expenses, including attorney fees, incurred by Block as a result of any claim made against Block by or on behalf of any third party, for any fee, commission or other form of compensation allegedly due such claimant as a result of the execution of this Agreement or any transaction contemplated hereunder.

         Section 11.13. NO ENCUMBRANCES. The Atrisor(R) trademark is free and clear of all mortgages, liens, pledges, security interests, charges, claims, restrictions and other encumbrances of any nature whatsoever.

         Section 11.14. ACCURACY OF REPRESENTATIONS. The representations and warranties made by Atrix in this Agreement and the Schedules attached hereto are true, correct and complete in all respects and do not contain and will not contain as of the Effective Date, any statement which is false or misleading with respect to any material fact.

                                  ARTICLE XII

                    REPRESENTATIONS AND WARRANTIES OF BLOCK

         Section 12.01. CORPORATE STANDING. Block is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey and has the corporate power to own or lease its properties and assets and to carry on its business as now being conducted. Block is duly qualified, admitted or otherwise authorized to transact business and in good standing as a foreign corporation in all jurisdictions in which the conduct or nature of Block's business or the ownership or leasing of its properties or assets requires it to be so qualified, admitted or otherwise authorized.

         Section 12.02. AUTHORIZATION. Block has full corporate power and authority to execute and deliver this Agreement, carry out the transactions contemplated hereunder, and promote, market and sell the Product as of the Effective Date. The Executive Committee of the Board of Directors of Block has duly authorized the execution and delivery of this Agreement and the transactions contemplated hereby, and no other corporate action on the part of Block is necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by a duly authorized officer of Block and constitutes the valid and binding obligation of Block, enforceable in accordance with its terms, except that
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
may be limited by general principles of equity and the exercise of judicial discretion in particular cases. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in a breach of the terms or conditions of, or constitute a default under, or an event which with notice or lapse of time or both would become a default, or violate, or require, as the case may be, (a) any provision of any law, regulation or ordinance, (b) the Certificate or Articles of Incorporation or Bylaws of Block, (c) any agreement, lease, mortgage or other instrument or undertaking, oral or written, to which Block is a party or by which it or any of its properties or assets is or may be bound or affected, (d) any judgment, order, writ, injunction or decree of any court, administrative agency or governmental body or (e) any action of or by, or filing with, any governmental body, agency or official.

         Section 12.03. FINDERS' FEE. There are no investment bankers, brokers, finders or other intermediaries which have been retained by, or are authorized to act on behalf of, Block who will be entitled to any fee or commission from Atrix or any of its Affiliates upon consummation of the transactions contemplated hereby. With respect to any compensation due any investment bankers, brokers, finders or other intermediaries which have been retained by, or are authorized to act on behalf of Block, such compensation shall be paid by Block. Block agrees to indemnify and hold Atrix harmless from all liabilities, costs and expenses, including attorney fees, incurred by Atrix as a result of any claim made against Atrix by or on behalf of any third party, for any fee, commission or other form of compensation allegedly due such claimant as a result of the execution of this Agreement or any transaction contemplated hereunder.

         Section 12.04. LITIGATION AND COMPLAINTS. There are no legal, administrative, arbitration or other proceeding or governmental investigation pending or, to the best of Block's knowledge, threatened against or affecting Block relating to the transactions contemplated hereby, and to the best of Block's knowledge there has not occurred any event nor are there any facts upon which any such proceedings or investigations can be based.

         Section 12.05. COMPLIANCE. Block shall comply with all applicable Laws and Governmental Authorities and Governmental Approvals affecting the use, possession, detailing, distribution, advertising and all forms of promotion in connection with the sale and distribution of the Licensed Product and the Units.

         Section 12.06. CONTRACTUAL ABILITY. Block has the right to be granted the license purported to be granted under this Agreement and has made no commitments inconsistent with he grant of such license or this Agreement.

         Section 12.07. ACCURACY OF REPRESENTATIONS. The representations and warranties made by Block in this Agreement and the Schedules attached hereto are true, correct and complete in all material respects and do not contain, and will not contain as of the date hereof, any statement which is false or misleading with respect to any material fact.





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                                  ARTICLE XIII

                               COVENANTS OF ATRIX

         Section 13.01. MANUFACTURING CAPABILITY. Atrix shall maintain sufficient manufacturing capabilities, including qualifying its pilot facility located in Fort Collins, Colorado as an alternate manufacturing site, and a sufficient stock of the necessary raw materials packaging, labeling, inserts and work-in-process to enable it to meet Block's anticipated demand for the Product.

         Section 13.02. DISCLOSURE OF SPECIFICATIONS AND TEST METHODS. Atrix shall disclose to Block the test methods and assays to allow Block to perform its own quality checks and testing of the Product and the Units.

         Section 13.03. SAMPLING AND TESTING. All components, ingredients and raw materials used in the manufacturing and packaging of the Products will be sampled and tested by Atrix in accordance with the NDA, cGLPs and cGMPs.

         Section 13.04. USE OF BLOCK TRADEMARKS. Atrix shall not make any use of or reference any trademark of Block without the prior written approval of Block.

         Section 13.05.          *        .

         Section 13.06. ACCESS TO BOOKS AND RECORDS. Atrix shall permit Block, at Block's expense and during normal business hours, to exercise the inspection rights under Section 10.01.

         Section 13.07. INDEMNIFICATION. Atrix shall indemnify, defend and hold Block harmless from and against any and all liabilities, claims, demands, damages, costs, expenses (including attorneys' fees) or money judgments incurred by or rendered against Block which arise out of:

                 (a) the negligence or misconduct of Atrix in connection with any aspect of Atrix's manufacturing, testing, qualifying, packaging, labeling, warehousing or shipping of the Product or the Units;

                 (b) the failure by Atrix, or by any third party acting on behalf of Atrix, to manufacture and test the Product or the Units in accordance with the NDA, cGCPs, cGLPs or cGMPs;

                 (c)      the withdrawal, removal or Recall as set forth in
         Section 9.10 of the Product or the Units from the market, whether voluntarily or involuntarily or deemed necessary by Block or Atrix and which is due to the negligence or misconduct of Atrix;





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                 (d)      personal injury or property damage attributable to
         the use of the Products or the Units and which is related to the negligence or misconduct of Atrix; or

                 (e) the material breach of any or all of the representations or warranties set forth herein.

                                  ARTICLE XIV

                               COVENANTS OF BLOCK

         Section 14.01. DOMESTIC A&S SPENDING LEVELS. Block's total A&S spending level in the United States ("Domestic A&S") shall:

                 (a)      for Atridox(TM) be no less than    *    of Block's
         Net Sales of Atridox(TM) in the United States through the first anniversary of the First Commercial Sale by Block of Atridox(TM) in the United States; and commencing with the first full calendar quarter following the first anniversary of the First Commercial Sale each year
         thereafter the lesser of   *   .

                 (b)      for Atrisorb(R) be no less than    *    of Block's
         Net Sales of Atrisorb(R) in the United States through the first anniversary of the First Commercial Sale by Block of Atrisorb(R), in the United States; and commencing with the first full calendar quarter following the first anniversary of the First Commercial Sale each year
         thereafter the lesser of    *   .

                 (c)      for Atrisorb(R) with Doxycycline be no less than    *
         of Block's Net Sales of Atrisorb(R) with Doxycycline in the United States through the first anniversary of the First Commercial Sale by Block of Atrisorb(R) with Doxycycline, in the United States; and commencing with the first full calendar quarter following the first anniversary of the First Commercial Sale each year thereafter the
         lesser of    *   .

                 (d) Atrix shall have the right to review Block's plan for A&S spending levels prior to the implementation thereof; provided, however that final approval and implementation of such plan shall be Block's responsibility.

         Section 14.02. INTERNATIONAL A&S SPENDING LEVELS. International A&S spending levels for Atrido(TM) in each country, on a country-by-country basis,
shall be equal to the lesser of      *      of Net Sales of Atridox(TM) in each
country, on a country-by-country basis or an amount to be determined by
indexing    *    to the ratio of the GNP of the United States to the GNP in each country on a country-by-country basis ("International A&S").





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         Section 14.03.  VARIANCES.     *   .

         Section 14.04.  CASH ALTERNATIVES.     *

         Section 14.05. MINIMUM SIZE OF DETAIL FORCE. Within six (6) months of Block's receipt of notice from Atrix of the issuance by the FDA of the Approval Letter for Atridox(TM), Block will have a Dental Detail Force of no
less than __ *    calling on Dentists in the United States.

         Section 14.06.  DOMESTIC DETAIL CALLS.

                 (a)      Atrisorb(R) will be the subject of    *    Detail
         Calls in the United States during the twelve (12) month period commencing with the Effective Date and ending on the first (1st) anniversary of the Effective Date;

                 (b)      Atrisorb(R) with Doxycycline will be the subject of
         *    Detail Calls in the United States during the twelve (12) month
         period beginning within 120 days of receipt of a      *        ; and

                 (c)      Atridox(TM) will be the subject of    *    Detail
         Calls in the United States during the twelve (12) month period
         beginning within 120 days of receipt of     *     .

         Section 14.07. ACCESS TO BOOKS AND RECORDS. Upon reasonable notice, Block shall permit Atrix, at Atrix's expense and during normal business hours, to inspect all financial records that relate to the Product and this Agreement; provided, however, that with respect to Royalty Statements, Atrix's inspection rights shall be as described in Article IV.

         Section 14.08. INDEMNIFICATION. Block shall indemnify, defend and hold Atrix harmless from and against any and all liabilities, claims, demands, damages, costs, expenses (including attorneys' fees) or money judgments incurred by or rendered against Atrix which arise out of:

                 (a) the negligence or misconduct of Block in connection with any aspect of the manufacture, testing, qualifying, packaging, labeling, warehousing, shipping, detailing, distribution or sale of the Products or the Units;

                 (b) the failure by Block, or by any third party acting on behalf of Block, to manufacture and test the Products or the Units in accordance with the NDA, cGCPs, cGLPs or cGMPs;

                 (c)      the withdrawal, removal or Recall as set forth in
         Section 9.10 of the Products or the Units from the market, whether voluntarily or involuntarily or deemed necessary by Atrix or Block and which is due to the negligence or misconduct of Block;





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                 (d)      personal injury or property damage attributable to
         the use of the Product or the Units and which is related to the negligence or misconduct of Block; or

                 (e) the material breach of any or all of the representations or warranties set forth herein.

         Section 14.09.           *       .

         Section 14.10. MARKETING EXPENSES. Block shall be solely responsible for the cost and implementation of all marketing, sales, promotional and related activities concerning the marketing, sale and promotion of the Products.

         Section 14.11. BEST EFFORTS. Block will use its reasonable best efforts in marketing the Products in the Territory. Block shall comply with all applicable laws and regulations, including, without limitation, regulations relating to the export, import, promotions and sale of the Products and shall as soon as practicable after the end of each calendar year, but in no event later than forty-five (45) days after the end of each calendar year, provide Atrix with a marketing summary report the contents of which will be determined by Block but which will at a minimum enable Atrix to confirm Block's obligations under this Agreement. Block agrees that it will not sell the Products outside the Territory and agrees to make all reasonable efforts to prevent shipment of the Licensed Products sold in the Territory to points outside the Territory.

                                   ARTICLE XV

                                INDEMNIFICATION

         Section 15.01. BLOCK INDEMNIFIED BY ATRIX. Atrix shall indemnify and hold Block harmless from and against any liabilities or obligations, damages, losses, claims, encumbrances, costs or expenses (including attorneys' fees) (any or all of the foregoing herein referred to as "Loss") insofar as a Loss or actions in respect thereof, whether existing or occurring prior to, on or subsequent to the date hereof, arises out of or is based upon (a) any misrepresentation (or alleged misrepresentation) or breach (or alleged breach) of any of the warranties, covenants or agreements made by Atrix in this Agreement; (b) Atrix's ownership, use or operation of the Product or the Patents, or manufacture, packaging or sale, distribution or promotion of the Product prior to the Effective Date; (c) all Product which is identifiable as having been manufactured by Atrix; or (d) for any and all losses incurred by Block due to the inability of Atrix to deliver the Product in accordance with the procedure set forth in Section 9.07.

         Section 15.02. ATRIX INDEMNIFIED BY BLOCK. Block shall indemnify and hold harmless Atrix from and against any Loss insofar as such Loss or actions in respect thereof occurs subsequent to the Effective Date, whether existing or
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date hereof, arises out of or is based upon (a) any misrepresentation (or alleged misrepresentation) or breach (or alleged breach) of any of the warranties, covenants or agreements made by Block in the Agreement; (b) Block's manufacture, packaging or sale, distribution or promotion of the Product after the Effective Date; (c) any purchase or use by third parties after the Effective Date of the Product to be acquired by Block in connection herewith; or (d) all Product which is identifiable as having been manufactured by Block, or by a third party for Block.

         Section 15.03.  THRESHOLD FOR CLAIMS.     *   .

         Section 15.04. PROMPT NOTICE REQUIRED. No claim for indemnification hereunder shall be valid unless notice of the matter which may give rise to such claim is given in writing by the indemnitee (the "Indemnitee") to the persons against whom indemnification may be sought (the "Indemnitor") as soon as reasonably practicable after such Indemnitee becomes aware of such claim, provided that the failure to notify the Indemnitor shall not relieve it from any liability which it may have to the Indemnitee otherwise than under this
Article XV. Such notice shall state that the Indemnitor is required to indemnify the Indemnitee for a Loss and shall specify the amount of Loss and relevant details thereof. The Indemnitor shall notify Indemnitee no later than sixty (60) days from such notice of its intention to assume the defense of any such claim. In the event the Indemnitor fails to give such notice within that time the Indemnitor shall no longer be entitled to assume such defense.

         Section 15.05. INDEMNITOR MAY SETTLE. The Indemnitor shall at its expense, have the right to settle and defend, through counsel reasonably satisfactory to the Indemnitee, any action which may be brought in connection with all matters for which indemnification is available. In such event the Indemnitee of the Loss in question and any successor thereto shall permit the Indemnitor full and free access to its books and records and otherwise fully cooperate with the Indemnitor in connection with such action, provided that this Indemnitee shall have the right fully to participate in such defense at its own expense. The defense by the Indemnitor of any such actions shall not be deemed a waiver by the Indemnitor of its right to assert a claim with respect to the responsibility of the Indemnitor with respect to the Loss in question. The Indemnitor shall have the right to settle or compromise any claim against the Indemnitee without the consent of the Indemnitee provided that the terms thereof: (a) provide for the unconditional release of the Indemnitee; (b) require the payment of compensatory monetary damages only; and
(c) expressly state that neither the fact of settlement nor the settlement agreement shall constitute, or be construed or interpreted as, an admission by the Indemnitee of any issue, fact, allegation or any other aspect of the claim being settled. No Indemnitee shall pay or voluntarily permit the determination of any liability which is subject to any such action while the Indemnitor is negotiating the settlement thereof or contesting the matter, except with the prior written consent of the Indemnitor, which consent shall not be unreasonably withheld or delayed. If the Indemnitor fails to give Indemnitee notice of its intention to defend any such action as provided herein, the Indemnitee involved shall have the right to assume the defense thereof with counsel





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of its choice, at the Indemnitor's expense, and defend, settle or otherwise dispose of such action. With respect to any such action which the Indemnitor shall fail to promptly defend, the Indemnitor shall not thereafter question the liability of the Indemnitor hereunder to the Indemnitee for any Loss (including counsel fees and other expenses of defense).

                                  ARTICLE XVI

                             PATENTS AND TRADEMARKS

         Section 16.01. MAINTENANCE OF PATENTS. Atrix shall, at Atrix's expense, comply with all necessary administrative formalities to maintain the Patents, provided however; that upon written request by Atrix, Block shall provide such assistance as may be necessary to enable Atrix to comply with the administrative formalities necessary to maintain any Patent.

         Section 16.02. FILING OF ADDITIONAL PATENT APPLICATIONS. In the event the Steering Committee determines that additional patents for the Products are desirable in countries in the Territory for which Block has a License, but Atrix refuses to file the necessary applications, Block may prepare, file and prosecute such patent applications in Block's name and at Block's own expense. Atrix shall cooperate with Block and shall take all necessary steps to obtain the cooperation of employees and former employees of Atrix. Block shall own any patent which issues as the result of an application filed under this Section 16.02.

         Section 16.03. COOPERATION. Each Party shall make available to the other Party or its authorized attorneys, agents or representatives, its employees, agents or consultants necessary or appropriate to enable the appropriate Party to file, prosecute and maintain patent applications for a period of time sufficient for such Party to obtain the assistance it needs from such personnel. Where appropriate, each Party shall sign or cause to have signed all documents relating to said patent or patent applications at no charge to the other Party.

         Section 16.04. ATRIX TO PROSECUTE INFRINGEMENT. During the Term, each Party shall give notice to the other of any third party act which may infringe the Patents. Atrix shall, at its sole expense, prosecute the judicial or administrative proceedings against such third party infringement. Block shall, at no cost or expense to Block, provide such assistance and cooperation as may be necessary to successfully prosecute any action against third party infringement.

         Section 16.05. INFRINGEMENT CLAIMED BY THIRD PARTIES. In the event a third party commences, or threatens to commence, a judicial or administrative proceeding against a Party to this Agreement and such proceeding pertains to a Patent, the Party against whom such proceeding is threatened or commenced shall give prompt notice to the other Party. The Parties agree to confer together in such event and consult with one another with respect to the action to be taken.

         Section 16.06. TRADEMARKS. The Products shall be sold in the Territory under trademarks owned by Block.

         Section 16.07.  MARKETING AND INSTRUCTIONAL MATERIALS.

                 (a) Instructional Materials. Atrix shall cooperate with Block in the creation of instructional materials for the customers of Block to enable the customers of Block to use the Products correctly. The copyright for all such materials shall be owned exclusively by
         Block.     *   .

                 (b) Marketing Materials. Block agrees that Atrix may use any and all marketing, promotional and advertising materials ("Marketing Materials") created or used by Block in marketing or promoting the Products in those countries in the Territory in which Block has not exercised its option and in all other countries outside of the Territory. All Marketing Materials will be sold by Block to Atrix at actual cost plus ten percent (10%). Atrix agrees that it will not use Marketing Materials in any country in which Block has exclusive rights to sell the Product.

         Section 16.08. PUBLICATION. The Parties recognize the importance of publishing the information developed in the studies undertaken by the Parties under the provisions of this Agreement. Therefore, the non-publishing Party will endeavor to provide the publishing Party with its response at the publishing Party's request for consent to publish any paper, abstract or presentation within thirty (30) calendar days of receipt of such request. The failure of the non- publishing Party to respond to such request within such thirty (30) days shall be deemed to be an approval of such request and the publishing Party shall then be free to disclose such information, paper, abstract or presentation.

                                  ARTICLE XVII

                               DISPUTE RESOLUTION

         Section 17.01. DISPUTES. Except for scientific disputes involving Developments and other disputes pertaining to the process necessary to obtain NDA Approval or other Governmental Approval, which shall be resolved in accordance with the provisions of Section 8.10, all other disputes relating to or arising out of this Agreement or its subject matter shall be resolved as set forth in this Article XVII.

         Section 17.02. DEMAND FOR A MEETING. Notice of demand for a meeting of the Parties to discuss and settle a dispute(s) ("Notice of Meeting") may be given by either Atrix or Block. Such notice shall be in writing, and shall set a date no more than ten (10) business days from the date of the Notice of Meeting on which the Parties shall meet during normal business hours





__________________________________

*  Confidential Treatment has been requested.

in Chicago or at such other site mutually agreed to by the Parties. If within five (5) business days after the date of the meeting the Parties have not resolved their dispute(s) then the Parties shall proceed as provided below. Notwithstanding anything in this Article XVII to the contrary, Block and Atrix shall have the ability to seek equitable and injunctive remedies in any state or federal court in New Jersey or Colorado.

         Section 17.03. DISPUTE RESOLUTION ACT. Any Dispute not resolved pursuant to Section 17.02 shall be resolved by means of alternative dispute resolution, as provided in the New Jersey Alternative Procedure for Dispute Resolution Act. Other than as set forth herein to the contrary, the Parties expressly waive the right to resolve all claims, disputes and issues arising out of or relating to this Agreement by means of traditional litigation including the right to appeal except as provided in the Act. Except as otherwise provided in this Agreement, the Act shall govern the procedures and methods for any ADR Proceeding.

         Section 17.04. NOTICE REQUIRED. Notice of a demand for resolution of a dispute under the Act (a "Notice of Dispute") given by either Party shall be in writing specifying the issue or issues in dispute.

         Section 17.05. UMPIRE SELECTION. Within fifteen (15) business days after a Notice of Dispute is given each Party shall select two (2) prospective umpires from among: (a) any retired judge of the United States District Court;
(b) any retired managing senior partner of a law firm with no less than twenty-five (25) partners; or (c) such other persons with such qualifications upon which the Parties agree. The umpires shall be free from bias and conflict of interest with respect to either Party and shall be in a position to immediately hear the dispute and render a prompt resolution, but in no event later than six (6) months from the date of the Notice of Dispute. Within fifteen (15) business days after each Party has selected its prospective umpires the Parties shall agree to one (1) umpire from among the four (4) prospective umpires to hear the dispute. In the event that the Parties do not agree on an umpire, the prospective umpires shall name the umpire.

         Section 17.06. NEUTRAL WITH SPECIAL EXPERTISE. In the event of a dispute between the Parties relating to the calculation of any royalties or the amount of other consideration payable under this Agreement (including, without limitation, the results of any audit conducted on behalf of a Party pursuant to this Agreement), then, in addition to the procedure set forth in Section 17.05 above, the umpire shall be a partner or full member of an internationally recognized certified public accounting firm which is not an auditing firm for either Party and has not provided material services to either Party during the last two (2) year period prior to the date of the Notice of Dispute.

         Section 17.07. NOTICE OF DISPUTE HEARING. The umpire(s) shall hold a hearing to resolve the issues within one hundred twenty (120) business days after selection. Each Party may be represented by counsel. Prior to the hearing the Parties shall be entitled to engage in discovery under procedures of the Federal Rules of Civil Procedure, provided, however, that a Party may not submit more than fifty (50) written interrogatories or take more than four
(4) depositions.

There shall not be any, and the umpire(s) shall not permit, any discovery within thirty (30) days of the hearing. The umpire(s) shall have sole discretion regarding the admissibility of evidence and conduct of the hearing. At least five (5) business days prior to the hearing, each Party shall submit to the other Party and the umpire(s) a copy of all exhibits on which such Party intends to rely at the hearing, a pre-hearing brief (up to 20 pages), and a proposed disposition of the dispute (up to 5 pages). The proposed disposition shall be limited to proposed rulings and remedies on each issue, and shall contain no argument on or analysis of the facts or issues; provided, however, that the Parties will not present proposed monetary remedies. Within five (5) business days after close of the hearing, each Party may submit a post-hearing brief (up to 5 pages) to the umpire(s).

         Section 17.08. VENUE. The proceeding for the alternative resolution of a dispute (the "ADR Proceeding") shall be held in Chicago, Illinois or at such other site mutually agreed to by the Parties and shall commence no later than forty (40) business days after the Notice of Dispute is given.

         Section 17.09. FEES AND EXPENSES. The fees payable to the umpire shall be the usual hourly rate of such umpire(s) for consulting or dispute resolution services. All fees and expenses associated with the ADR Proceeding, including the reasonable attorney fees and disbursements incurred by the prevailing Party, shall be borne by the Party against whom the decision is rendered. No Party shall be liable for consequential, punitive, special or indirect or incidental damages, including, without limitation, loss of profits or revenues.

                                 ARTICLE XVIII

                                CONFIDENTIALITY

         Section 18.01. CONFIDENTIAL INFORMATION. The Parties hereto acknowledge that the sharing of information prior to and during the term of this Agreement included, and will include, providing to a Party (the "Recipient") certain information which the disclosing Party (the "Discloser") considers to be proprietary or confidential (as further defined in Section
18.02 below, the "Confidential Information").

         Section 18.02. BROADEST CONSTRUCTION. For purposes of this Article XVIII, Confidential Information shall include any and all confidential, secret or proprietary information which is in any way connected with, derived from or related to the business of the Product or the Units, including without limitation, any business and financial records, reports prepared by or for the Steering Committee, computer program, engineering, technical or other data, invention, specification, formula, pattern, list, compilation, composition, program, plan, device, compound, description, blueprint, drawing, method, technique, process, design, theory, concept or idea, whether or not patentable, and any Improvements thereof, Proprietary Information or Know-How related thereto, and any other information which relates to the Product or the Units, including but not limited to, pricing or marketing policies, suppliers or customers of the Discloser. Without limiting the foregoing, all of the manufacturing process and marketing data and other information provided by Atrix to Block, or by Block to Atrix, pursuant to this Agreement, without limitation, shall be deemed to be and construed as Confidential Information.

         Section 18.03. NO DISCLOSURES. The Recipient shall not, except in connection with the performance of its obligations under this Agreement, (a) use the Confidential Information or (b) disclose or permit to be disclosed the Confidential Information to any person, other than its representatives, without the prior consent of the Discloser. Before the Recipient shall disclose any Confidential Information to any of its representatives, it shall advise them of its obligations under this Article XVIII. To the extent that the Recipient is required by Law or by a Governmental Authority to disclose any Confidential Information, the Recipient shall seek appropriate protective and other available limiting orders. If the Discloser requests in writing that the Recipient return any Confidential Information to it that is not necessary or desirable for the performance of the Recipient's obligations under this Agreement, the Recipient shall promptly return such Confidential Information to the Discloser in the same physical form in which it was originally received, and shall not retain any copies thereof except as may be required by Law.

         Section 18.04. PUBLIC DOMAIN EXCLUSION. Notwithstanding the foregoing provisions of this Article XVIII to the contrary, the obligations of the Recipient under this Article XVIII shall not apply to: (a) any Confidential Information which is in the public domain at the time of its disclosure by the Discloser to the Recipient; (b) any Confidential Information which, after its disclosure by the Discloser to the Recipient, becomes part of the public domain due to no fault of the Recipient; (c) any Confidential Information which was in the possession of or known by the Recipient at the time it is disclosed to it by the Discloser as evidenced by written records maintained by Recipient in the ordinary course of Recipient's business; (d) any Confidential Information which the Recipient receives in good faith from a third party which is under no legal duty to the Discloser not to disclose such Confidential Information to the Recipient; and (e) any Confidential Information which the Recipient develops independent of the Confidential Information disclosed to it by the Discloser as evidenced by written records maintained by Recipient in the ordinary course of Recipient's business.

         Section 18.05. SURVIVAL. The obligations of the Parties hereto under this Article XVIII shall survive any termination of this Agreement, and shall continue for a period of five (5) years from and after the date of termination or until the expiration of this Agreement of any proprietary right applicable to the Product, the Unit or Proprietary Information, whichever is later.

                                  ARTICLE XIX

                                    NOTICES

         Section 19.01. NOTICES. Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given only if delivered personally, or sent by telegram or facsimile or by registered or certified mail, postage prepaid, as follows:

                 If to Block:              Senior Vice President and General Counsel
                                           Block Drug Corporation
                                           105 Academy Street
                                           Jersey City, New Jersey 07302
                                           Facsimile: 201-333-3585
                                           Telephone: 201-434-3000 (ext. 1463)

                 If to Atrix:              Vice Chairman and Chief Executive Officer
                                           Atrix Laboratories, Inc.
                                           2579 Midpoint Drive
                                           Fort Collins, Colorado 80525-4417
                                           Facsimile: 303-482-9735
                                           Telephone: 303-482-5868

                 With a copy to:           Kutak Rock
                                           Suite 2900
                                           717 Seventeenth Street
                                           Denver, Colorado 80202-3329
                                           Facsimile: 303-292-7799
                                           Telephone: 303-297-2400
                                           Attention: Warren L. Troupe, Esq.

or to such other address as the addressee may have specified in a notice duly given to the sender as provided herein. Such notice, request, demand, waiver, consent, approval or other communication will be deemed to have been given as of the date so delivered, with respect to telegraph or facsimile, upon confirmation of receipt by the recipient, or if mailed then five (5) days after mailing.

         Section 19.02. SECTION HEADINGS. The titles, headings or captions of sections and paragraphs in this Agreement do not define, limit, extend, explain or describe the scope or extent of this Agreement or any of its terms or conditions and therefore shall not be considered in the interpretation, construction or application of this Agreement.

         Section 19.03. SEVERABILITY. Whenever possible, each clause, subclause, provision or condition of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any clause, subclause, provision or condition of this Agreement should be prohibited or invalid under applicable law, such clause, subclause, provision or condition shall be considered separate and severable from this Agreement to the extent of such prohibition or invalidity without invalidating the remaining clauses, subclauses, provisions and conditions of this Agreement.

         Section 19.04. ENTIRE AGREEMENT/MERGER. This Agreement sets forth the entire agreement between the Parties hereto pertaining to the subject matter hereof and supersedes all negotiations, preliminary agreements, memoranda or letters of proposal or intent, discussions and understandings of the Parties hereto in connection with the subject matter hereof. All discussions between the Parties have been merged into this Agreement, and neither Party shall be bound by any definition, condition, understanding, representation, warranty, covenant or provision other than as expressly stated in or contemplated by this Agreement or as subsequently shall be set forth in writing and executed by a duly authorized representative of the Party to be bound thereby.

         Section 19.05. AMENDMENT. No amendment, change or modification of any of the terms, provisions or conditions of this Agreement shall be effective unless made in writing and signed on behalf of the Parties hereto by their duly authorized representatives.

         Section 19.06. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original document, but all such separate counterparts shall constitute only one and the same instrument.

         Section 19.07. NO WAIVER OF RIGHTS. No waiver of any term, provision, or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, provision, or condition of this Agreement.

         Section 19.08. FORCE MAJEURE. Neither Party shall be liable hereunder to the other Party nor shall be in breach for failure to deliver, provided failure to deliver is no greater than the delay in time caused by circumstances beyond control for either Party, including but not limited to acts of God, fires, floods, riots, wars, civil disturbances, sabotage, accidents, labor disputes, shortages, government actions (including but not limited to priorities, requisitions, allocations and price adjustment restrictions) and inability to obtain material, equipment, labor or transportation (collectively, "Force Majeure").

         Section 19.09. FURTHER ASSURANCES. The Parties hereto shall each perform such acts, execute and deliver such instruments and documents and do all such other things as may be reasonably necessary to accomplish the transactions contemplated in this Agreement.

         Section 19.10. ASSIGNMENT AND SUB-LICENSE. Neither this Agreement nor any of the rights, interests, options or obligations hereunder may be assigned, sublicensed or delegated by either of the Parties without the prior written consent of the other Party, provided, however, that either Block or Atrix may, without such consent, assign this Agreement and its rights and obligations hereunder in connection with the transfer or sale of all or substantially all of its business pertaining to this Agreement, or in the event of its merger or consolidation or change in control or similar transaction.
Any permitted assignee shall assume all obligations of its assignor under this Agreement or that Party may assign or sublicense any and all of its rights, interests, options, and delegate all obligations hereunder, to any Affiliate of such Party (and such

Affiliate may further assign or sublicense this Agreement to such Party or any other Affiliate of such Party) without the consent of the other Party. In the event of an assignment or sublicense to an Affiliate, the assigning Party shall guarantee the performance of such assignee or sub-licensee. The assignment or sublicense to an Affiliate shall not operate to discharge the assignor or sub-licensor from any obligation under this Agreement. Any assignment which contravenes this Section 19.10 shall be void ab initio.

         Section 19.11. EXPENSES. The Parties hereto shall each bear their own costs and expenses (including attorneys' fees) incurred in connection with the negotiation and preparation of this Agreement and consummation of the transactions contemplated hereby.

         Section 19.12. BINDING EFFECT. This Agreement, and all of the terms, provisions and conditions hereof, shall be binding upon and shall inure to the benefit of the Parties hereto and their respective permitted successors and assigns.

         Section 19.13. GOVERNING LAW. This Agreement shall be construed and interpreted accordance with the laws of the State of New Jersey.

         Section 19.14. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All statements contained herein, or in any schedule hereto, shall be considered a representation, warranty or covenant of the Party making such statement. All representations, warranties, covenants contained herein, or in any schedule hereto, shall survive the closing of this transaction.

         Section 19.15. NO STRICT CONSTRUCTION. This Agreement has been prepared jointly and shall not be strictly construed against either Party.

         Section 19.16. US DOLLARS. All dollar amounts referred to in this Agreement are United States dollars.

         Section 19.17. PUBLIC ANNOUNCEMENTS. Except as required by applicable Law, listing requirements of any exchange upon which the Parties' securities are listed or traded, or as appropriate in the reasonable judgement of either Party to satisfy the disclosure requirements of any applicable securities law or regulation, or judicial order, neither Atrix nor Block, nor any of their respective representatives, successors or assigns, shall issue any press release or make any public announcement or disclosure with respect to this Agreement or the transactions contemplated hereby without the prior consent of the other Party hereto.

         Section 19.18. INDEPENDENT CONTRACTORS. The status of the Parties under this Agreement shall be that of independent contractor. No Party shall have the right to enter into any agreements on behalf of the other Party nor shall it represent to any Person that it has such right or authority.

         IN WITNESS WHEREOF the Parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the Effective Date.

                            BLOCK DRUG CORPORATION



                            By       /s/ Michael C. Alfano
                               -----------------------------------------------
                                     Michael C. Alfano, Senior Vice President
                                     Research and Technology


                            ATRIX LABORATORIES, INC.



                            By       /s/ John E. Urheim
                               -----------------------------------------------
                                     John E. Urheim, Vice Chairman and Chief
                                     Executive Officer

                                SCHEDULE 6.01(B)

                                UNIT TARGETS FOR
                               EUROPEAN COUNTRIES

                     Group I Countries                                      Unit Target (000)
                     -----------------                                      -----------------
                     *                                                                  *
                     *                                                                  *

                     *                                                                  *

                     *                                                                  *
                     *                                                                  *


                     Group II Countries                                     Unit Target (000)
                     ------------------                                     -----------------
                     *                                                                  *

                     *                                                                  *
                     *                                                                  *

                     *                                                                  *


                     Group III Countries
Unit Target (000)

                     *                                                                  *
                     *                                                                  *

                     *                                                                  *
                     *                                                                  *

                     *                                                                  *

                     *                                                                  *
                     *                                                                  *

                     *                                                                  *
                     *                                                                  *





__________________________________

*  Confidential Treatment has been requested.

                                   EXHIBIT A

                     ATRIX PATENTS AND PATENT APPLICATIONS

U.S. Patent No. 4,938,763
U.S. Patent No. 5,278,201
U.S. Patent No. 5,278,202
U.S. Patent No. 5,324,519
U.S. Patent No. 5,340,849
U.S. Patent No. 5,487,897

Australian Patent No. 644,581
Australian Patent No. 666,050
Australian Patent No. 666,676

Israeli Patent No. 91850
Israeli Patent No. 107393

Mexican Patent No. 173,182

New Zealand Patent No. 232,107

South African Patent No. 89/7511


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*     Confidential treatment has been requested

                                  EXHIBIT 3.01

                                ESCROW AGREEMENT


         THIS ESCROW AGREEMENT (the "Escrow Agreement") is dated as of this 19th day of December, 1996, by and among Atrix Laboratories, Inc., a Delaware corporation ("Atrix"), with its principal place of business located at 2579 Midpoint Drive, Fort Collins, Colorado 80525-4417, Block Drug Corporation, a New Jersey corporation ("Block"), with its principal place of business located at 105 Academy Street, Jersey City, New Jersey, 07302-9988 and BankOne - Colorado N.A., as escrow agent (the "Escrow Agent"), with its principal place of business at 1125 17th Street, 4th Floor, Denver, Colorado. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Agreement (as defined below).

                             PRELIMINARY STATEMENTS

         A. Pursuant to the terms and subject to the conditions of an Agreement dated as of December 16, 1996 (the "Agreement"), by and between Atrix and Block, Atrix has agreed to grant to Block an exclusive license to market and sell Atridox(TM) and Atrisorb(R) with Doxycycline and any and all Improvements thereon for use in the field of dentistry including all its specialties in the Territory and to sell Block certain rights with respect to Atrisorb(R) in exchange for the payments set forth in the Agreement, including an initial payment of Seven Million Dollars ($7,000,000)(the "Initial Payment").

         B. In accordance with the terms and conditions of the Agreement, the parties hereto are required to enter into this Escrow Agreement, pursuant to which Block will deposit the Initial Payment with the Escrow Agent within five (5) days of the Effective Date (as said amount may increase or decrease as a result of investment thereof and as said amounts may be reduced by charges thereto and payments and setoffs therefrom to compensate or reimburse Escrow Agent for amounts owing to it pursuant hereto, collectively, the "Escrow Funds").


                                   AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants contained herein and in the Agreement and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

         Section 1. APPOINTMENT OF AND ACCEPTANCE BY ESCROW AGENT. Atrix and Block hereby appoint and designate the Escrow Agent to act as escrow agent for the purposes set forth herein, and the Escrow Agent does hereby accept such appointment and designation under the terms and conditions set forth herein.

         Section 2. ESTABLISHMENT OF ESCROW ACCOUNT. Simultaneously with the execution of this Escrow Agreement, there shall be established, and at all times thereafter until terminated in accordance with this Escrow Agreement there shall be maintained, with the Escrow Agent an account which shall be entitled the "Escrow Account." Block shall deposit into the Escrow Account, within five (5) days of the Effective Date, the Initial Payment which shall be held in the Escrow Account, to be released pursuant to the terms and conditions of Section 3 of this Escrow Agreement.

         Section 3. PROCEDURES FOR RELEASE FROM ESCROW ACCOUNT. On January 31, 1997 (the "Release Date"), the Escrow Funds will be released and delivered to Atrix in immediately available funds to a bank account designated by Atrix, by notice to the Escrow Agent, no later than three business days prior to the Release Date, with no further action required on the part of Atrix or Block.

         Section 4. INVESTMENT OF DEPOSIT. Escrow Agent shall hold all moneys received by Escrow Agent hereunder in accordance with the terms hereof. Subject to and in accordance with the terms and conditions hereof, Escrow Agent agrees that it shall receive, hold in escrow, invest and release or distribute the Escrow Funds. It is hereby expressly stipulated and agreed that all interest and other earnings on the Escrow Funds shall be paid to Atrix and that all losses resulting from the investment thereof from time to time and all amounts charged thereto to compensate or reimburse the Escrow Agent from time to time for amounts owing to it hereunder shall from the time of such loss or charge no longer constitute part of the Escrow Funds.

                 Escrow Agent shall invest the Escrow Funds in accordance with written instructions from Atrix. Escrow Agent shall not be liable for failure to invest funds absent sufficient written direction. It is expressly agreed and understood by the parties hereto that Escrow Agent shall not in any way whatsoever be liable for losses on any investments, including, but not limited to, losses from market risks due to premature liquidation, or resulting from other actions taken pursuant to this Escrow Agreement, unless such loss is the result of the gross negligence or willful misconduct of the Escrow Agent.

         Section 5. ESCROW AGENT. In addition to the foregoing, the parties hereto further agree as follows with respect to the Escrow Agent:

                 (a) Ministerial Nature of Duties. The parties acknowledge and agree that the duties of the Escrow Agent arising pursuant to this Escrow Agreement are purely ministerial in nature and that Atrix and Block shall not seek to impose any liability against Escrow Agent in connection with this Escrow Agreement except for gross negligence or willful misconduct on the part of Escrow Agent. Escrow Agent is not a principal, participant or beneficiary in any transaction underlying this Escrow Agreement and shall have no duty to inquire beyond the terms and provisions hereof. Escrow Agent shall have no responsibility or obligation of any kind in connection with this Escrow Agreement or the Escrow Funds and shall not be required to deliver the Escrow Funds or any part thereof or take any action with respect to any matters that may arise in connection therewith, other than to receive, hold, invest, reinvest and deliver the Escrow Funds as herein provided. Without limiting the generality of the foregoing, it is hereby expressly agreed and stipulated by the parties hereto that Escrow Agent shall not be required to exercise any discretion hereunder and shall have no investment or management responsibility and, accordingly, shall have no duty to, or liability for its failure to, provide investment recommendations or investment advice to Atrix and Block or any of them. It is the intention of the parties hereto that Escrow Agent shall never be required to use, advance or risk its own funds or otherwise incur financial liability in the performance of any of its duties or the exercise of any of its rights and powers hereunder.

                 (b) Indemnification. Atrix and Block, jointly and severally, shall indemnify Escrow Agent for any claim, expense or liability, including but not limited to attorneys' fees, arising from Escrow Agent's performance of this Escrow Agreement, except as may arise with respect to a claim based on Escrow Agent's gross negligence or willful misconduct.

                 (c) Documents. Escrow Agent shall have no responsibility to determine the genuineness or validity of any document or notice received by Escrow Agent pursuant to this Escrow Agreement which to the Escrow Agent reasonably appears to be genuine and valid. The Escrow Agent may at all times rely on any written notice which it in good faith believes was executed by Atrix and/or Block. Escrow Agent shall be responsible for holding, investing, reinvesting and disbursing the Escrow Funds pursuant to this Escrow Agreement; provided, however, that Escrow Agent shall have no liability for any loss arising from any cause beyond its control, including, but not limited to, the following: (i) acts of God, force majeure, including, without limitation, war (whether or not declared or existing), revolution, insurrection, riot, civil commotion, accident, fire, explosion, stoppage of labor, strikes and other differences with employees; (ii) the act, failure or neglect of Atrix and Block; (iii) any delay, error, omission or default of any mail, courier, telegraph, cable or wireless agency or operator; or (iv) the acts or edicts of any government or governmental agency or other group or entity exercising governmental powers. Escrow Agent is not responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness or validity of the subject matter of this Escrow Agreement or any part hereof or for the transaction or transactions requiring or underlying the execution of this Escrow Agreement, the form or execution hereof or for the identity or authority of any person executing this Escrow Agreement or any part hereof or depositing the Escrow Funds.

                 (d) Instructions from Atrix and Block. In the event that Escrow Agent is unsure of the course of action to be taken by it hereunder, Escrow Agent may request instructions from Atrix and Block and to the extent that Escrow Agent follows such instructions in good faith, it shall not be liable to any person.

                 (e) Legal Proceedings. Escrow Agent shall have no obligation to institute a legal proceeding of any nature in connection with this Escrow Agreement, but may do so as provided herein.

                 (f) Right to Interplead. In the event of a dispute arising under the terms of this Escrow Agreement, the Escrow Agent shall be entitles to Interplead the Escrow Funds in the District Court for the City and County of Denver, State of Colorado, and to recover therefrom its costs and attorneys' fees incurred as a result of such action. Upon such interpleading, the Escrow Agent shall be relieved of any further responsibility, obligation or duty hereunder.

                 (g) Successors. The term "Escrow Agent" shall mean the Escrow Agent and any successor escrow agent. Further, any corporation resulting from any merger or consolidation to which Escrow Agent is a party, or any corporation or association in any manner succeeding to all or substantially all of the business of the Escrow Agent, shall be deemed the Escrow Agent hereunder without the execution or filing of any document or any further act on the part of any of the parties hereto.

                 (h) Consultation of Legal Counsel. Escrow Agent may consult with its counsel or other counsel satisfactory to it concerning any question relating to its duties or responsibilities hereunder or otherwise in connection herewith and shall not be liable for any action taken, suffered or omitted by it in good faith upon the advice of such counsel.

                 (i) Resignation. Escrow Agent may at any time resign such position by giving thirty (30) business days written notice to each of Atrix and Block. Such resignation shall take effect upon the expiration of such period, or upon the earlier appointment of a successor to the Escrow Agent by Atrix and Block. If a successor Escrow Agent is not appointed within such period, Escrow Agent may petition any court of competent jurisdiction to name a successor Escrow Agent. Escrow Agent's sole responsibility after such thirty
         (30) business day notice period expires shall be to hold the deposit and the Escrow Funds (without any obligation to reinvest the same) and to deliver the same to a designated substitute escrow agent, if any, or in accordance with the directions of a final order or judgment of a court of competent jurisdiction, at which time of delivery Escrow Agent's obligations hereunder shall cease and terminate.

                 (j) Removal. Atrix and Block may remove Escrow Agent for any reason or for no reason at any time upon ten (10) business days written notice to the Escrow Agent. Such removal shall take effect upon the expiration of such period. From and after the effective date of such removal, the Escrow Agent so removed shall have no obligation to perform any duties arising pursuant to this Escrow Agreement.

                 (k) Escrow Agent's Fees. Atrix hereby agrees to pay Escrow Agent for its services hereunder the amounts stated in the fee schedules attached hereto from time to time by Escrow Agent and to pay all expenses incurred by Escrow Agent in connection with the performance of its duties and enforcement of its rights hereunder and otherwise in connection with the preparation, operation, administration and enforcement of this Escrow Agreement, including, without limitation, attorneys' fees, brokerage costs and related expenses incurred by Escrow Agent. Atrix shall be solely liable to Escrow Agent for the payment of all such fees and expenses. In the event Atrix for any reason fails to pay any such fees and expenses as and when the same are due, such unpaid fees and expenses shall be charged to and set-off and paid from the Escrow Funds by Escrow Agent without any further notice.

         Section 6. NOTICES. All notices, requests, demands and other communications made hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or sent by registered or certified mail, postage prepaid, return receipt requested, or by reputable overnight courier service, charges prepaid to the respective address set forth below or to such other address as any party may specify by notice to the others in accordance with this Section 6, or if telecopied to the recipient at such party's telecopy number set forth below:

         If to Block:               Senior Vice President and General Counsel
                                    Block Drug Corporation
                                    105 Academy Street
                                    Jersey City, New Jersey 07302
                                    Facsimile: 201-333-3585
                                    Telephone: 201-434-3000 (ext. 1463)

         If to Atrix:               Vice Chairman and Chief Executive Officer
                                    Atrix Laboratories, Inc.
                                    2579 Midpoint Drive
                                    Fort Collins, Colorado 80525-4417
                                    Facsimile: 303-482-9735
                                    Telephone: 303-482-5868

         If to Escrow Agent:        BankOne - Colorado N.A.
                                    1125 17th Street, 4th Floor
                                    Denver, Colorado 80202
                                    Facsimile:  303-297-4799
                                    Telephone:  303-297-4254
                                    Attention: Debra Rayman, Vice President

         Notice so given shall (in the case of notice so given by mail) be deemed to be given and received in the fourth calendar day after posting and (in the case of notice so given by cable, telegram, telecopier, telex or personal delivery) on the date of actual transmission or (as the case may be) personal or other delivery.

         Section 7.       MISCELLANEOUS.

                 (a) Termination. This Escrow Agreement shall terminate upon release of all Escrow Funds and the Documented Technology in accordance with Section 3.

                 (b) Amendment, Waiver, or Termination. This Escrow Agreement or any provision hereof may be amended, modified, waived or terminated only by written instrument duly signed by the parties hereto or in accordance with Section 7(a) hereof.

                 (c) Severability. If any provision of this Escrow Agreement is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remainder of this Escrow Agreement shall remain in full force and effect and shall in no way be invalidated, void or voidable.

                 (d) Entire Agreement. This Escrow Agreement, and documents and instruments referred to herein, and any appendices and exhibits hereto which are incorporated herein by reference, constitute the entire understanding among the parties with respect to the subject matter hereof. No modification of this Escrow Agreement shall be valid unless in a writing signed by each party to this Escrow Agreement.

                 (e) No Waiver. The waiver of any term or condition of this Escrow Agreement by any party shall not be construed as a waiver of any subsequent breach or failure of the same term or condition, or a waiver of any other term or condition of this Escrow Agreement.

                 (f) Applicable Law. This Escrow Agreement shall be construed under, and governed by, the laws of the State of Colorado. All of Escrow Agent's rights hereunder are cumulative of any other rights it may have at law, in equity or otherwise.

                 (g) Headings. Section and paragraph titles and headings herein contained are inserted only for convenience and are not intended to be construed as a part of this Escrow Agreement or as a limitation on the scope of the particular portions of this Escrow Agreement to which they refer.

                 (h) Succession and Assignment. This Escrow Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

                 (i) Several Liability. Unless expressly stated otherwise in this Escrow Agreement, the liabilities and obligations of any party hereto are individual with respect to such party and are not joint and several.

                 (j) Remedies. The Escrow Account is for the benefit of Atrix and Block, and the right to use the Escrow Account shall be in addition to and not in limitation of any other right, power, privilege and remedy of Atrix or Block, at law or in equity, to cause the other to satisfy its obligations under the Agreement.

                 (k) Counterparts. This Escrow Agreement my be executed in two or more counterparts, each of which shall be deemed an original but all of which collectively shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed the Escrow Agreement on the date first above written.

                                    BLOCK DRUG CORPORATION



                                    By
                                       ----------------------------------------
                                             Michael C. Alfano, Senior Vice
                                             President Research and Technology


                                    ATRIX LABORATORIES, INC.



                                    By
                                       ----------------------------------------
                                             John E. Urheim, Vice Chairman and
                                             Chief Executive Officer

                                    ESCROW AGENT

                                    BANKONE - COLORADO N.A.


                                    By
                                       ----------------------------------------
                                             Debra Rayman, Vice President

                                 EXHIBIT 10.03

                                       *





__________________________________

*  Confidential Treatment has been requested.